As filed with the Securities and Exchange Commission on October 14 , 2008
An Exhibit List can be found on page II-3.
Registration No. 333-149260

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

AMENDMENT NO. 3
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WELLQUEST MEDICAL & WELLNESS CORPORATION
(Name of registrant in its charter)

Oklahoma	8090	20-1842879
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3400 SE Macy Rd, #18
Bentonville, Arkansas 72712
(479) 845-0880
(Address and telephone number of principal executive offices and principal place of business)

Steve Swift, President
WELLQUEST MEDICAL & WELLNESS CORPORATION
3400 SE Macy Rd, #18
Bentonville, Arkansas 72712
(479) 845-0880
 (Name, address and telephone number of agent for service)

Copies to:
Gregory Sichenzia, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Flr.
New York, New York 10006
(212) 930-9700
(212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filed,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee (2)
Common Stock, par value $.001 per share	3,942,750	$0.08888	$350,431.62	$13.77
Total	3,942,750		$350,431.62	$13.77

(1)	Estimated solely for the purpose of computing amount of the registration fee pursuant to Rule 457(a) promulgated under the Securities Act of 1933 based upon recent prices of private transactions.
(2)	Fee previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 14 , 2008

PROSPECTUS

WELLQUEST MEDICAL & WELLNESS CORPORATION

3,942,750 Shares of Common Stock

This prospectus relates to the sale of up to 3,942,750 shares of our common stock.  This is the initial registration of shares of our common stock.  The selling stockholders will sell the shares from time to time at $.08888 per share. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

Our common stock is not traded on any national securities exchange and is not quoted on any over-the-counter market. We intend to begin discussions with various market makers in order to arrange for an application to be made with respect to our common stock, to be approved for quotation on the Over-The-Counter Bulletin Board upon the effectiveness of this prospectus.   If our shares become quoted on the Over-The-Counter Bulletin Board, sales will be made at prevailing market prices or privately negotiated prices.  We currently intend to continue with this offering even if our common stock is not approved for quotation on the Over-The-Counter Bulletin Board. There is no assurance that a public market will develop for our shares of common stock.

              The selling stockholders are offering these shares of common stock. The selling stockholders may sell all or a portion of these shares from time to time in market transactions through any market on which our common stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The selling stockholders will receive all proceeds from the sale of the common stock. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution."

The securities offered in this prospectus involve a high degree of risk. See "Risk Factors" beginning on page 3 of this prospectus to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ____, 2008

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information contained in this prospectus is accurate as of the date on the front of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.  This prospectus will be updated as required by law.

All information contained herein relating to shares and per share data has been adjusted to reflect a 249:1 forward stock split effected on February 14, 2008.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “risk factors” section, the financial statements and the notes to the financial statements.

WELLQUEST MEDICAL & WELLNESS CORPORATION

We were incorporated in the State of Oklahoma on November 8, 2004 as HQHealthQuest Medical & Wellness Centers, Ltd.  We incorporated a wholly-owned subsidiary in the State of Arkansas on May 5, 2005 as WellQuest Medical & Wellness Centers of Arkansas, Inc., which subsequently changed its name to WellQuest of Arkansas, Inc.  We opened our medical center in Bentonville, Arkansas on September 12, 2005.  We changed our name to WellQuest Medical & Wellness Corporation on April 24, 2008.

We provide an integrated medical delivery site with family physician healthcare services, preventive/wellness services and medical skin-care services.  The services provided in the center include medically supervised spa services such as therapeutic massage, facials and peels, non-ablative laser procedures, aesthetic injections for wrinkle reduction and fillers, laser hair removal, microdermabrasion, skin care products and vitamin and supplement products.  The physician services include family practice and primary care services, laboratory, radiology, EKG, spirometry, minor injury treatment, occupational medicine services, drug testing, allergy services, and preventive health and wellness counseling programs.

Our wellness center is open daily from 8 am to 8 pm (12 pm to 6 pm on Sunday), providing our clients with the ability to be seen and treated seven days a week. We offer our services with and without appointments, occupational health services for business, preventive health alternatives and aggressive medical aesthetics.  Utilizing electronic medical records, digital radiology and diagnostic testing, and customer service protocols, we intend to brand and replicate the service center in demographically selected metropolitan areas.

We own and operate the medical spa business, retail skincare and nutraceutical product business and manage the medical practice business.  In addition, we own the long-term lease for our center and have completed improvements in the facility that houses the spa business, the retail business and the medical practice of Northwest Arkansas Primary Care Physicians.  We own all of the equipment utilized in the spa and the medical practice, and we employ all non-physician employees who work in the spa, the medical practice and the management company. We entered into a Management and Medical Services Agreement with Northwest Arkansas Primary Care Physicians, P.A pursuant to which we granted Northwest Arkansas Primary Care Physicians exclusive rights to operate medical practices in our current center and all future sites that we might open in Northwest Arkansas.  As a result, Northwest Arkansas Primary Care Physicians is responsible for hiring all physicians and nurse practitioners who operate in the medical clinic. The proceeds from the practice are assigned to us.  From those proceeds, we pay the compensation of the employees of Northwest Arkansas Primary Care Physicians and all expenses associated from the conduct of the practice.  We receive a monthly management fee of 7.5% of the practice’s net revenues, and after all practice loans and interest are repaid in full to us, we receive a performance bonus as a share of any practice operating profits after physician compensation and all practice operating expenses are paid.  We also entered into a Medical Director Services Agreement with C. Wade Fox, M.D. (who is also the CEO and owner of Northwest Arkansas Primary Care Physicians), pursuant to which we engaged Dr. Fox as medical director for our healthcare and wellness center to advise us on the operations of our center and to provide medical services to our customers.

We have incurred losses since our inception. For the years ended December 31, 2007 and 2006, we generated revenues of $2,363,887 and $1,585,543, respectively, and incurred net losses of $831,070 and $883,786, respectively.   At December 31, 2007, we had a working capital deficit of $801,204 and an accumulated deficit of $2,679,379 .  These factors caused our independent registered public accounting firm, in their audit report dated September 5, 2008, to raise substantial doubt about our ability to continue as a going concern.  For the six months ended June 30, 2008, we generated revenues of $1,631,206 and net losses of $478,459. To continue our operations and fully carry out our business plans for the next 12 months, we need to raise additional capital (up to $1,500,000) for which we currently do not have any contracts or commitments for additional funding. We can give no assurance that we will be able to raise such capital on terms acceptable to us, if at all. We have limited financial resources until such time that we are able to generate positive cash flow from operations.

There is currently no public market for our common stock.  We are currently in discussions with various market makers in order to arrange for an application to be made with respect to our common stock, to be approved for quotation on the Over-The-Counter Bulletin Board upon the effectiveness of this prospectus. We are registering shares of our common stock for resale pursuant to this prospectus in order to allow the selling stockholders to sell their holdings in the public market and to begin developing a public market for our securities to be able to seek public financing and business development opportunities in the future, although we currently do not have any contracts or commitments for any public financing or business development opportunities. Our management would like a public market for our common stock to develop from shares sold by the selling shareholders.  No assurances can be given that our common stock will be approved for quotation on the on the Over-The-Counter Bulletin Board or that a public market will develop. In the event that our common stock is not approved for quotation or a public market does not develop, the price at which our common stock is likely to sell will decline, possibly significantly, and investors may be unable to resell shares of our common stock.

Our principal offices are located at 3400 SE Macy Rd., #18, Bentonville, Arkansas 72712 and our telephone number is (479) 845-0880. We are an Oklahoma corporation.

The Offering

Common stock offered by selling stockholders	3,942,750 shares

Shares outstanding	23,716,361 shares as of October 10 , 2008 (1)

Use of proceeds
This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

(1)
Does not include  9,360,000 shares of common stock issuable upon conversion of series A convertible preferred stock outstanding, convertible debentures outstanding that may be converted into 4,956,085 shares of common stock, 166,667 shares of our common stock underlying outstanding options or 2,202,750 shares of our common stock underlying outstanding warrants. Please see our “Description of Securities” section on page 39 for a complete description of these securities, including their conversion terms.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

Our company has limited operating history and therefore we cannot ensure the long-term successful operation of our business or the execution of our business plan.

We have only been in existence and engaged in our current and proposed business operations since September 2005. As a result, we have only a limited operating history upon which you may evaluate our proposed business and prospects. Our proposed business operations will be subject to numerous risks, uncertainties, expenses and difficulties associated with early stage enterprises and the development, production and sale of the types of products and services that we offer.  You should consider an investment in our company in light of these risks, uncertainties, expenses and difficulties. Such risks include:

•       the absence of an operating history;

•       insufficient capital;

•       expected continual losses for the foreseeable future;

•       our ability to anticipate and adapt to a developing market(s); acceptance by consumers of our services and products;

•       limited marketing experience;

•       an expected reliance on third parties for our professional staff and services;

•       a competitive environment characterized by numerous, well-established and well-capitalized competitors;

•       the ability to identify, attract and retain qualified personnel;

•       our ability to provide superior customer service; and

•       reliance on key personnel.

Because we are subject to these risks, you may have a difficult time evaluating our business and your investment in our company. We may be unable to successfully overcome these risks which could harm our business.

Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by new and growing companies in the medical and wellness fields in which we operate. We must meet many challenges including:

•       Establishing and maintaining broad market acceptance of our services and products and converting that acceptance into new and repeat patients;

•       Establishing and maintaining our brand name;

•       Timely and successfully introducing new services and products, and increasing the functionality and features of existing services and products; and

•       Successfully responding to competition.

Our business strategy may be unsuccessful and we may be unable to address the risks we face in a cost-effective manner, if at all. If we are unable to successfully address these risks our business will be harmed.

We Have a History Of Losses Which May Continue, Which May Negatively Impact Our Ability to Achieve Our Business Objectives.

We incurred net losses of $831,070 for the year ended December 31, 2007 and $883,786 for the year ended December 31, 2006.  For the six months ended June 30, 2008, we incurred a net loss of $478,459. In addition, at December 31, 2007, we had an accumulated deficit of $2,679,379 and a working capital deficit of $801,204. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future.  Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

In their report dated September 5, 2008, our independent auditors stated that our financial statements for the year ended December 31, 2007 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations, a working capital deficiency and an accumulated deficit. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

We face significant competitive risks.  If these risks negatively affect our business, you could lose your entire investment.

We can provide no assurance that our medical center is able to compete effectively with other existing healthcare providers. The business of providing healthcare-related services is highly competitive. Many companies, including professionally managed physician practice management companies like ours, have been organized to acquire medical clinics, manage the clinics, and employ clinic physicians at the clinics. Large hospitals, other physician practice centers, private doctor's offices and healthcare companies, HMOs, and insurance companies are also involved in activities similar to ours. Because our main business is the provision of medical services to the general public, our primary competitors are the local physician practices and hospital emergency rooms in the market where we own our medical center. We believe that all of our current competitors have longer operating histories and significantly greater resources than we do. In addition, these traditional sources of medical services, such as hospital emergency rooms and private physicians, have had in the past a higher degree of recognition and acceptance than the medical center that we operate. In addition, the spa services we provide, such as massages, facials, laser skin treatments and Botox, are offered by other physician offices and health spas, some of which are nationally branded companies. We cannot assure you that we will be able to compete effectively or that additional competitors will not enter the market in the future.  If we are unable to compete, we may be forced to curtail or cease our business operations, which might result in the loss of some or all of your investment in our common stock.

If we do not manage our growth successfully, our growth may slow, decline or stop, and we may never become profitable.

If we do not manage our growth successfully, our growth may slow, decline or stop, and we may never become profitable. We have expanded our operations within our one center through additional services and products available to our customers and plan to continue to expand. This expansion has created significant demands on our administrative, operational and financial personnel and other resources. Future expansion in existing or new markets could strain resources and increase the need for capital. Our personnel, systems, procedures, controls and existing space may not be adequate to support further expansion.

We are highly dependent on our management and our business would be materially adversely affected if any of our executives leave.

The operations and financial success of our company are significantly dependent on Steve Swift, our Chief Executive Officer. While we do maintain key man life insurance on Mr. Swift, should he become unable or unwilling to continue to direct operations, we may lack the funds and financial resources to replace departing management and we would be materially adversely affected. Operations could be materially affected and under certain circumstances, shareholders would lose their entire investment.

Our failure to attract and retain physicians and nurse practitioners in a competitive labor market could limit our ability to execute our growth strategy, resulting in a slower rate of growth.

Our business depends on our ability to continue to recruit and retain a sufficient number of qualified licensed doctors and nurses. We have contracted with Northwest Arkansas Primary Care Physicians, P.A. to staff our medical clinic.  Pursuant to that agreement, we currently have two fulltime employed physicians, one part-time contracted physician, and one fulltime employed nurse practitioner. Although we believe we have an effective recruitment process, there is no assurance that we will be able to secure arrangements with sufficient numbers of licensed doctors and nurses or retain the services of such practitioners. We also recruit our personnel from a variety of employment agencies and services. If we experience delays or shortages in obtaining access to qualified physicians and nurses, we would be unable to expand our services and operations, resulting in reduced revenues.

If our physicians develop a poor reputation, our operations and revenues would suffer.

The success of our business is dependent upon quality medical services being rendered by our physicians. As the patient-physician relationship involves inherent trust and confidence, any negative publicity, whether from civil litigation, allegations of criminal misconduct, or forfeiture of medical licenses, with respect to any of our physicians and/or our facilities could adversely affect our results of operations.

Our revenues and profits could be diminished if we lose the services of key physicians.

Substantially all of our revenues in the medical practice division are derived from medical services performed by physicians. Our physicians are provided by Northwest Arkansas Primary Care Physicians, P.A. (NWAPCP) pursuant to a Management and Medical Services Agreement.  Dr. C. Wade Fox is President of NWAPCP and a significant producer of revenue; along with Dr. Ornette Gaines, a full-time staff physician. Should these higher producing physicians retire, become disabled, terminate their employment agreements or provider contracts, or otherwise become unable or unwilling to continue generating revenues at the current level, or practice medicine within our organization, then medical revenue would be reduced until new physicians are engaged. Although we have demonstrated an ability to recruit and contract physicians; we maintain part-time physicians for volume and replacement demands; we are recruiting an additional full time physician; and, we supplement physician services with Nurse Practitioners, a loss of existing key physicians would represent a potential reduction of service levels. Patients who have been served by current physicians could choose to request medical services from our competitors, which could reduce our revenues and profits. Moreover, the recruitment and retaining of other qualified physicians to replace the services of such physicians could take an extended period of time.

We rely upon a third party to provide our medical personnel and as a result, we could be adversely affected by the inability of the third party to provide sufficient personnel, the financial condition of the third party or by the deterioration or termination of our relationship with the third party.

As a result of state regulations, we are unable to directly employ medical personnel, as it would constitute the unlawful practice of medicine.  As a result, we have entered into a Management and Medical Services Agreement with Northwest Arkansas Primary Care Physicians, P.A.  Pursuant to this agreement, Northwest Arkansas Primary Care Physicians has the exclusive right to operate a medical practice in our facility, including the responsibility of hiring the medical personnel (physicians and nurses).  A significant decline in Northwest Arkansas Primary Care Physicians’ financial condition or an inability of them to hire enough qualified medical personnel could adversely affect our results of operations. In addition, if our existing relationship with Northwest Arkansas Primary Care Physicians or Dr. Fox, the President and sole member of Northwest Arkansas Primary Care Physicians deteriorates or is terminated in the future, and we are not successful in establishing a relationship with an alternative provider at rates we deem commercially acceptable, our results of operations could be adversely affected.

Our products and services may not be accepted in the marketplace.  If we cannot obtain marketplace acceptance, you could lose your entire investment.

We plan to combine the practice of traditional medical treatment and diagnosis, preventative and wellness services and healthcare products and technologies. However, at this time, such combined services and practices have not been tested and do not have a general acceptance from the public at large. This is still perceived to be a new business concept in an industry characterized by an increasing number of market entrants who have introduced or are developing an array of new services. As is typical in the case of a new business concept, demand and market acceptance for newly introduced services are subject to a high level of uncertainty, and there can be no assurance as to the ultimate level of market acceptance for our system, especially in the health care industry, in which the containment of costs is emphasized. Because of the subjective nature of patient compliance, we may be unable, for an extensive period of time, to develop a significant amount of data to demonstrate to potential customers the effectiveness of our services. Even after such time, no assurance can be given that our data and results will be convincing or determinative as to the success of our system. There can be no assurance that increased marketing efforts and the implementation of our strategies will result in market acceptance for our services or that a market for our services will develop or not be limited.

If our clients seek services and treatment elsewhere, our operations will suffer.

Our clients may terminate our services at any time and seek medical advice and treatment elsewhere. We do not have any agreements or arrangements that require our client to meet with us or utilize us beyond the then current treatment or service they contract with us.  If our clients decide to seek treatment and services elsewhere, our operations will decline.

Our resources may not be sufficient to manage our expected growth; failure to properly manage our potential growth would be detrimental to our business.

We may fail to adequately manage our anticipated future growth. Any growth in our operations will place a significant strain on our administrative, financial and operational resources, and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems.

If we are unable to manage growth effectively, such as if our sales and marketing efforts exceed our capacity to perform our services and maintain our products or if new employees are unable to achieve performance levels, our business, operating results and financial condition could be materially adversely affected. As with all expanding businesses, the potential exists that growth will occur rapidly. If we are unable to effectively manage this growth, our business and operating results could suffer. Anticipated growth in future operations may place a significant strain on management systems and resources. In addition, the integration of new personnel will continue to result in some disruption to ongoing operations. The ability to effectively manage growth in a rapidly evolving market requires effective planning and management processes. We will need to continue to improve operational, financial and managerial controls, reporting systems and procedures, and will need to continue to expand, train and manage our work force.

We lack experience in developing and opening new centers and cannot guarantee we will be successful in opening additional centers.

We currently own and operate one wellness center. Part of our future plans involves developing and opening additional wellness centers. To the extent we open additional centers, we will need to integrate and assimilate new operations, technologies and personnel. We do not have any experience with developing and opening additional centers and there is no guarantee that we will be successful in opening additional centers, if we are able to open any at all.  Failure to successfully develop and open additional centers could result in significant lost expenses and management attention, which would result in our business and financial condition being materially adversely affected.

Because of the nature of our business, we run the risk that we will be unable to collect the fees that we have earned.

Virtually all of our consolidated net revenue was derived in the past, and we believe will be derived in the future, from our medical center’s charges for services on a fee-for-service basis. Accordingly, we assume the financial risk related to collection, including the potential uncollectability of accounts, long collection cycles for accounts receivable, and delays attendant to reimbursement by third party payors, such as governmental programs, private insurance plans and managed care organizations. Increases in write-offs of doubtful accounts, delays in receiving payments or potential retroactive adjustments, and penalties resulting from audits by payors may require us to borrow funds to meet our current obligations or may otherwise have a material adverse effect on our financial condition and results of operations.

We are dependent on third party payers. Changes in Medicare that decrease program payments will affect our financial condition and the results of operations would suffer.

Our revenues are derived from private health insurance (89%), private payers (6%) and government reimbursement programs (Medicare – 5%). The Medicare program is subject to statutory and regulatory changes, administrative rulings, interpretations of policy and governmental funding restrictions, all of which may have the effect of decreasing program payments, increasing costs or modifying the way we operate our business. Any future action by the federal government, or by state governments, limiting or reducing the total amount of funds available for such programs could lower the amount of reimbursement available to us. If Medicare reimbursement for care treatment is reduced in the future, private payers including health insurers and managed care companies and other non-government payers may be required to assume a greater percentage of the costs. This could have a material adverse effect on our operating results and financial condition.

Our business is concentrated in a specific geographic location and could be affected by a depressed economy in that area.

We provide our services at one center in Bentonville, Arkansas. A stagnant or depressed economy in this area could adversely affect our business and results of operations.

Our failure to maintain adequate price levels could have a material adverse effect on our business.

In recent years, the healthcare industry has undergone significant change driven by various efforts to reduce costs, including potential national healthcare reform, trends toward managed care, cuts in Medicare reimbursements, and horizontal and vertical consolidation within the healthcare industry. Our inability to react effectively to these and other changes in the healthcare industry could adversely affect our operating results. We cannot predict whether any healthcare reform efforts will be enacted and what effect any such reforms may have on us or our customers. Our inability to react effectively to changes in the healthcare industry could result in a material adverse effect on our business.

We are subject to extensive changes in the healthcare industry.  If we are unable to adapt, our operations could suffer.

The healthcare industry is subject to changing political, economic and regulatory influences that may affect the procurement practices and operations of healthcare industry participants. Several lawmakers have announced that they intend to propose programs to reform the U.S. health care system. These programs may contain proposals to increase governmental involvement in health care, lower reimbursement rates and otherwise change our operating environment and our targeted customers. Healthcare industry participants may react to these proposals and the uncertainty surrounding such proposals by curtailing or deferring certain expenditures, including those for our programs. We cannot predict what impact, if any, such changes in the healthcare industry might have on our business, financial condition and results of operations. In addition, many healthcare providers are consolidating to create larger healthcare delivery enterprises with greater regional market power. As a result, the remaining enterprises could have greater bargaining power, which may lead to price erosion of our programs.

We face the risk of professional liability claims which may exceed the limits of insurance coverage.  If claims are not covered by insurance, our operations could suffer.

We may become involved in malpractice claims with the attendant risk of damage awards. We currently maintain malpractice insurance, at an annual cost of approximately $26,000 in the aggregate amount of $3,000,000 and $1,000,000 on a per claim basis per year. There can be no assurance that a future claim or claims will not exceed the limits of available insurance coverage or that such coverage will continue to be available at commercially reasonable rates, if at all. In the event of a successful claim against us that is uninsured in whole or in part, our business and financial condition could be materially adversely affected.

If we fail to comply with government laws and regulations it could have a materially adverse effect on our business.

The health care industry is subject to extensive federal, state and local laws and regulations relating to licensure, conduct of operations, ownership of facilities, addition of facilities and services, payment for services and prices for services that are extremely complex and for which, in many instances, the industry does not have the benefit of significant regulatory or judicial interpretation. In particular, Medicare and Medicaid antifraud and abuse amendments, codified under Section 1128B(b) of the Social Security Act (the “Anti-Kickback Statute”), prohibit certain business practices and relationships related to items or services reimbursable under Medicare, Medicaid and other federal health care programs, including the payment or receipt of remuneration to induce or arrange for the referral of patients covered by a federal or state health care program. Sanctions for violating the Anti-Kickback Statute include criminal penalties and civil sanctions. Each violation of these rules may be punished by a fine (of up to $250,000 for individuals and $500,000 for corporations, or twice the pecuniary gain to the defendant or loss to another from the illegal conduct) or imprisonment for up to five years, or both. In addition, a provider may be excluded from participation in Medicaid or Medicare for violation of these prohibitions through an administrative proceeding, without the need for any criminal proceeding. Many states have similar laws, which apply whether or not Medicare or Medicaid patients are involved.

In addition, another federal law, known as the “Stark law” was expanded in 1993, to significantly broaden its scope by prohibiting referrals by physicians under the Medicare or Medicaid programs to providers of designated health services with which such physicians have ownership or certain other financial arrangements. This law also prohibits billing for services rendered pursuant to a prohibited referral. Penalties for violation include denial of payment for the services, significant civil monetary penalties, and exclusion from Medicare and Medicaid. Several states have enacted laws similar to the Stark law to prohibit the payment or receipt of remuneration for the referral of patients and physician self-referrals regardless of the source of the payment for the care.

We exercise care in structuring our arrangements with physicians and other referral sources to comply in all material respects with applicable laws. We will also take such laws into account when planning future centers, marketing and other activities, and expect that our operations will be in compliance with applicable law. The laws, rules and regulations described above are complex and subject to interpretation. In the event of a determination that we are in violation of such laws, rules or regulations, or if further changes in the regulatory framework occur, any such determination or changes could have a material adverse effect on our business. There can be no assurance however that we will not be found in non compliance in any particular situation.

If we fail to maintain state licenses or authorizations it could result in the closure of our center.

The Arkansas State Medical Board and the Arkansas State Department of Health (“ASMB/ASDH”) are responsible for licensing, registering, and regulating all health care and health service facilities in Arkansas. ASMB/ASDH strives to ensure that these facilities and services comply with standards of safety and quality established by state and federal regulation. Under state and federal regulations, facilities must meet state licensing requirements, submit a completed application, required documentation, and have a satisfactory survey to be “deemed” certified or licensed. If our center loses its state license or its authorizations, it would result in the closure of our center, which would have a material adverse effect on our business.

Any inability to adequately protect our intellectual property could harm our competitive position.

We consider our methodologies, processes and know how to be proprietary. We seek to protect our proprietary information through confidentiality agreements with our employees. Our policy is to have employees enter into confidentiality agreements that contain provisions prohibiting the disclosure of confidential information to anyone outside of our company. There can be no assurance that the steps we take to protect our intellectual property will be successful. If we do not adequately protect our intellectual property, competitors may be able to use our technologies and erode or negate our competitive advantage.

We may face costly litigation that could force us to pay damages and harm our reputation.

Like other participants in the healthcare market, we are subject to lawsuits alleging negligence, product liability or other similar legal theories, many of which involve large claims and significant defense costs. Any of these claims, whether with or without merit, could result in costly litigation, and divert the time, attention, and resources of management. Although we currently maintain liability insurance intended to cover such claims, there can be no assurance that the coverage limits of such insurance policies will be adequate or that all such claims will be covered by the insurance. In addition, these insurance policies must be renewed annually. Although we have been able to obtain liability insurance, such insurance may not be available in the future on acceptable terms, or at all. A successful claim in excess of the insurance coverage could have a material adverse effect on our results of operations or financial condition.

If we are unable to obtain additional funding our business operations will be harmed and if we do obtain additional financing our then existing shareholders may suffer substantial dilution.

We will require additional funds to sustain our operations and institute our business plan.  We anticipate that we will require up to approximately $1,500,000 to fund our anticipated operations for the next twelve months. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy.  Even if we do receive additional financing, it may not be sufficient to sustain or expand our development operations or continue our business operations.

We do not have any contracts or commitments for additional funding, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our development plans. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Our officers, directors and principal shareholders will own a controlling interest in our voting stock and Investors will not have any voice in our management.

Our officers, directors and principal shareholders will, in the aggregate, beneficially own or control the votes of approximately 81.67% of our outstanding common stock. As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval, including:

•	election of our board of directors;
•	removal of any of our directors;
•	amendment of our certificate of incorporation or bylaws; and
•	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our directors, executive officers and principal shareholders collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors, executive officers or principal shareholders, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Risks Relating to Our Common Stock:

There is presently no market for our common stock. Any failure to develop or maintain a trading market could negatively affect the value of our shares and make it difficult or impossible for you to sell your shares.

Prior to this offering, there has been no public market for our common stock and a public market for our common stock may not develop upon completion of this offering.  While we will attempt to have our common stock quoted on the Over-The-Counter Bulletin Board, since the OTC Bulletin Board is a dealer system we will have to seek market-makers to provide quotations for the common stock and it is possible that no market-maker will want to provide such quotations. Failure to develop or maintain an active trading market could negatively affect the value of our shares and make it difficult for you to sell your shares or recover any part of your investment in us.  Even if a market for our common stock does develop, the market price of our common stock may be highly volatile.  In addition to the uncertainties relating to our future operating performance and the profitability of our operations, factors such as variations in our interim financial results, or various, as yet unpredictable factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

Even if our common stock is quoted on the OTC Bulletin Board under a symbol, the OTC Bulletin Board provides a limited trading market. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

If you purchase shares in this offering, you will experience immediate and substantial dilution.

The $0.08888 per share offering price of the common stock being sold under this prospectus has been arbitrarily set.  The price does not bear any relationship to our assets, book value, earnings, or net worth and it is not an indication of actual value.  Accordingly, if you purchase shares in this offering, you will experience immediate and substantial dilution.  You may also suffer additional dilution in the future from the sale of additional shares of common stock or other securities.  The amount of dilution to purchasers in the offering utilizing the $0.08888 offering price and our latest net tangible book value is $0.16 as calculated below.

As of June 30, 2008
Net tangible assets (A)	$(1,717,185)

Shares Outstanding (B)	23,605,250

Assumed exercise of warrants issued with convertible debentures	2,202,750
Assumed conversion of preferred stock	9,360,000
Net additional shares issuable	11,562,750
Adjusted shares outstanding	35,168,000

Net tangible book value per share (A) divided by (B)	$(0.07)

Diluted Tangible Book Value Per Share (C)	$(0.07)
(assumed exercise/conversion is anti-dilutive)

Purchase price in the offering (D)	$0.08888

Potential dilution per share (D) – (C)	$0.16

The issuance of shares upon conversion of our series A convertible preferred stock and convertible notes may cause immediate and substantial dilution to our existing stockholders and may depress the market price of our common stock.

As of October 10 , 2008, we had 23,716,361 shares of common stock issued and outstanding.  There were series A convertible preferred stock outstanding that may be converted into 9,360,000 shares of common stock.  In addition, the outstanding convertible debentures with detachable warrants may be converted into 4,956,085 shares of common stock or have the warrants exercised and issued as 2,202,750 shares of common stock.  The issuance of shares upon conversion of the series A convertible preferred stock and convertible notes may result in substantial dilution to the interests of other stockholders and may adversely affect the market price of our common stock if we are approved for listing on the OTC Bulletin Board.   In addition, the conversion price of the outstanding series A convertible preferred stock will decrease if we issue securities below the then current conversion price, which would result in the number of shares of common stock issuable upon conversion to increase, resulting in substantial dilution to the purchasers of our common stock.  Below, we have calculated the dilutive effects of these securities upon the conversion of the debentures to convertible preferred stock and the exercise of the warrants .  Because we have a net asset deficiency, the issuance of additional shares of common stock from conversion of outstanding debentures or preferred stock is anti-dilutive.

As of June 30, 2008
Net tangible assets (A)	$(1,717,185)

Shares outstanding (B)	23,605,250

Assumed conversion of debentures to convertible preferred stock	4,956,085
Assumed conversion of preferred stock	9,360,000
Net additional shares issuable	14,316,085
Adjusted shares outstanding	37,921,335

Net tangible book value per share (A) divided by (B)	$(0.07)

Diluted tangible book value per share	$(0.07)
(assumed exercise/conversion is anti-dilutive)

As of June 30, 2008
Net tangible assets (A)	$(1,717,185)

Shares outstanding (B)	23,605,250

Assumed exercise of warrants issued with convertible debentures	2,202,750
Assumed conversion of preferred stock	9,360,000
Net additional shares issuable	11,562,750
Adjusted shares outstanding (C)	35,168,000

Net tangible book value per share	$(0.07)

Diluted tangible book value per share	$(0.07)
(assumed exercise/conversion is anti-dilutive)

Should our stock become listed on the OTC Bulletin Board, if we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the Over-The-Counter Bulletin Board, which we are seeking to become, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. The lack of resources to prepare and file our reports, including the inability to pay our auditor, could result in our failure to remain current on our reporting requirements, which could result in our being removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.   In addition, we may be unable to get re-listed on the OTC Bulletin Board, which may have an adverse material effect on our company.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant.

Efforts to comply with recently enacted changes in securities laws and regulations will increase our costs and require additional management resources, and we still may fail to comply.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on our internal controls over financial reporting in their annual reports on Form 10-K. In addition, the public accounting firm auditing our financial statements must attest to and report on management’s assessment of the effectiveness of our internal controls over financial reporting. These requirements are not presently applicable to us but we will become subject to these requirements subsequent to the effective date of this prospectus. If and when these regulations become applicable to us, and if we are unable to conclude that we have effective internal controls over financial reporting or if our independent auditors are unable to provide us with an unqualified report as to the effectiveness of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities. We have not yet begun a formal process to evaluate our internal controls over financial reporting. Given the status of our efforts, coupled with the fact that guidance from regulatory authorities in the area of internal controls continues to evolve, substantial uncertainty exists regarding our ability to comply by applicable deadlines.

If approved for listing, our common stock is subject to the "Penny Stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	that a broker or dealer approve a person's account for transactions in penny stocks; and
●	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person; and
●
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination; and
●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Securities

There is currently no public trading market for our common stock.

As of October 10 , 2008, we had 23,716,361 shares of common stock issued and outstanding and approximately 30 stockholders of record of our common stock.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors.  We effected a stock dividend of 249 shares of our common stock for every share of common stock held on February 14, 2008.  We do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

Equity Compensation Plan Information

On April 4 , 2008, our shareholders adopted the WellQuest Medical and Wellness Corporation 2008 Incentive Stock Plan .

The purpose of the 2008 Plan is to further our growth and development by providing, through ownership of our stock, an incentive to officers and other key personnel who are in a position to contribute materially to our prosperity including, but not limited to, all our salaried personnel, to increase such persons’ interests in our welfare, to encourage them to continue their services to us, and to attract individuals of outstanding ability to enter into employment with us .

The 2008 Plan authorizes the issuance of 5,000,000 shares of our common stock.  On August 4, 2008, we granted Dr. Wade Fox stock options for 500,000 shares of stock at an exercise price of $0.08888 per share.  The options are subject to a vesting schedule as follows:  166,667 options on August 4, 2008; 166,667 options on August 4, 2009; and 166,666 options on August 4, 2010.  The options have a termination date of August 3, 2018 .

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	500,000	-0-	4,500,000

Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	500,000	-0-	4,500,000

DETERMINATION OF OFFERING PRICE

The sales price of the common stock sold in our private placement in February 2008 was $0.08888 per share, which is the basis for the per share offering price herein. It is a fixed price at which the selling stockholders identified herein may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. The per share offering price of the common stock was chosen based on the last completed offering price of common stock to accredited investors pursuant to an exempt private placement. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to request the assistance of a market maker to apply to the OTC Bulletin Board for the quotation of the common stock. If the common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND PLAN OF OPERATIONS

Some of the information in this Form S-1 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;
•	contain projections of our future results of operations or of our financial condition; and
•	state other “forward-looking” information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors,” “Business” and elsewhere in this prospectus. See “Risk Factors.”

Overview

We were incorporated in the State of Oklahoma on November 8, 2004 as HQHealthQuest Medical & Wellness Centers, Ltd.  We incorporated a wholly-owned subsidiary in the State of Arkansas on May 5, 2005 as WellQuest Medical & Wellness Centers of Arkansas, Inc., which subsequently changed its name to WellQuest of Arkansas, Inc.  We opened our first medical center in Bentonville, Arkansas on September 12, 2005.  We changed our name to WellQuest Medical & Wellness Corporation on April 24, 2008.

We provide an integrated medical delivery site with family physician healthcare services, preventive/wellness services and medical skin-care services.  The integration of these services embraces the clinical synergy of medical treatments for illness, preventive/wellness services and products for health maintenance and medically supervised skin-care treatments for aesthetic enhancement.

Results of Operations

The following discussion of the financial condition and results of operations should be read in conjunction with the financial statements included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future.

Year ended December 31, 2007 compared to the year ended December 31, 2006

Net Revenues. We had net revenues for the year ended December 31, 2007 of $2,363,887 compared to the year ended December 31, 2006 which was $1,585,543. This increase of $778,344 is primarily the result of $692,412 of additional revenue in the medical clinic services of the business and $96,166 additional revenue in medical spa services in 2007 over the previous year.  Increases in both service areas are due in part to the fact that the business was only three-and-a-half months old at the beginning of 2006, therefore revenue build up was still in the ramp up stages for much of 2006.  Medical service revenue increases in 2007 are due to: increases in daily medical client volume in 2007 (21,680 total visits in 2007 versus 12,342 total client visits in 2006); the addition of allergy testing and allergy shots beginning June 2007; addition of direct sales associate to businesses resulting in increased occupational medical services such as flu shots, pre-employment drug testing and examinations, preventive health services and work injury treatments; build up of established clients (70%) returning for visits while adding 5,859 new client visits in 2007.  Medical Spa service revenues increased due to the addition of advanced laser technology in May 2007, expanding the range and pricing of services.

Operating Expenses. Operating expenses for the year ended December 31, 2007 was $2,937,442 compared to the year ended December 31, 2006 which was $2,328,666. This increase of $608,776 was primarily the result of increased variable expenses associated with the medical service volume increase (nurse and reception staffing, and laboratory expenses increased $137,100); physician compensation (increased $142,846) related to increased services and the addition of an advanced practice nurse; allergy nurse and supplies (increased $24,785) associated with new services in 2007; laboratory and injectible expenses associated with increased occupational medicine services in 2007.  Medical Spa expenses increased by $77,306 in 2007 due to the addition of an experienced retail service director and the new laser equipment lease beginning in May 2007. General corporate expenses increased $195,223 primarily due to legal and consulting costs associated with the registration statement filing with the Securities and Exchange Commission.

Operating Loss.  Operating loss for the year ended December 31, 2007 was $573,555 compared to the year ended December 31, 2006 which was $743,123.  This decrease of $169,568 was primarily the result of continued growth of business revenue (increase of $778,344 in 2007) while holding operating expense growth to $608,776.

Net Interest Expense. Our net interest expense for the year ended December 31, 2007 was $257,515 compared to the year ended December 31, 2006 which was $140,663.  This increase of $116,852 was primarily the result of increased indebtedness resulting from subordinated convertible debentures issued in 2007, a capital lease recorded in May 2007, and amortization of a debt discount related to outstanding warrants.  A capital lease recorded in May 2007 resulted in an additional $17,000 in interest expense.  The lease was for equipment utilized in our Medical Spa operation.  Subordinated convertible debentures of approximately $227,000 were issued during the year.  In addition, many of the subordinated convertible debentures and subordinated debentures issued in 2006 were issued in the third and fourth quarter of 2006.  This resulted in a full year of interest expense recognized for these debentures.  In total, interest expense relating to debentures increased $28,000.  In addition, due to additional borrowings on an operating line of credit, interest expense increased $6,000 related to the operating line of credit.  In December 2006 and throughout 2007, we issued subordinated debentures with detachable warrants, resulting in a debt discount of $177,000.  This debt discount is being amortized over the remaining life of the debentures as interest expense.  The amortized amount for 2007 was $65,000.

Net Loss Applicable to Common Stock.  Net loss for the year ended December 31, 2007 was $831,070 as compared to year ended December 31, 2006 which was $883,786.   This decrease of $52,716 is primarily the result of items discussed above.

Six months ended June 30, 2008 compared to the six months ended June 30, 2007

Net Revenues. We had net revenues for the six months ended June 30, 2008 of $1,631,206 compared to the six months ended June 30, 2007 which was $1,056,624. This increase of $574,582 is primarily the result of the increase in medical service revenues of $490,541 due to continued success in attracting new medical clients (28% of visits during six months ended June 30, 2008) and keeping established clients (72% of visits during six months ended June 30, 2008), the addition of an Advanced Practice Nurse (after first quarter of 2007) as well as additional physician staffing during the three months ended March 31, 2008 provided increased capacity to achieve the added volume while maintaining service levels.  Allergy services were available during the six months ended June 30, 2008, but were not available until June 1, 2007. Total client visits for the six months ended June 30, 2008 were up 73% over the six months ended June 30, 2007.  Improved utilization of ancillary laboratory and x-ray testing also contributed to the increase in revenues.  In addition, Medical Spa revenues were up 31% ($84,041) for the six months ended June 30, 2008 compared to the six months ended June 30, 2007.  Improved marketing and the expanded laser services were significant contributors to the increase.

Net Operating Expenses. Operating expenses for the six months ended June 30, 2008 were $1,973,444 compared to the six months ended June 30, 2007 which were $1,215,806. This increase of $757,638 was primarily the result of accounting and legal costs associated with our registration statement filing with the Securities and Exchange Commission.  Accounting and legal expenses for the six months ended June 30, 2008 were $222,681.  The medical clinic operating expenses related to increased service revenues accounted for $298,920 in overall increases for the six months ended June 30, 2008 as follows: physician compensation (up $144,724); staff payroll (up $65,280); supplies (up $27,511); medical collection expense (up $16,692); and laboratory service expenses (up $25,699).   Medical spa expenses for the six months ended June 30, 2008 were up $107,764 compared to the six months ended June 30, 2007, primarily due to increases in supplies and product cost ($50,734), staff payroll ($21,504) and consulting fees ($36,531).

Operating Loss.  The operating losses for the six months ended June 30, 2008 and 2007 were $342,238 and $159,182, respectively.  This increase of $183,056 was primarily the result of the combined impact of increased operating expenses due primarily to costs associated with our registration statement filing and other issues addressed above, offset by a substantial (54%) increase in net revenues for the six months ended June 30, 2008.

Net Interest Expense. Our net interest expense for the six months ended June 30, 2008 was $136,221 compared to $138,186 for the six months ended June 30, 2007.  This decrease of $1,965 was primarily the result of a decrease in our Small Business Administration loan in April 2008.  The bank holding our Small Business Administration loan released the restriction on a $250,000 certificate of deposit, which we used to reduce the principal of the loan.  This reduced the monthly debt service of the note, thereby reducing interest expense.

Net Loss Applicable to Common Stock. Net loss for the six months ended June 30, 2008 was $478,459 compared to $297,368 for the six months ended June 30, 2007.  This increase of approximately $181,000 is primarily the result of the items discussed above.

Liquidity and Capital Resources

As of June 30, 2008, we had a working capital deficit of $1,561,669, resulting from current liabilities of $1,955,540. For the six months ended June 30, 2008, we generated a net cash flow deficit from operating activities of $10,782. Cash used in investing activities totaled $5,484.  Cash used in financing activities totaled $20,728; $92,007 in debt reductions, which were offset by $56,000 from the sale of common stock and additional borrowings of $15,279.    Non-cash activities included the release of a $250,000 restricted certificate of deposit with a bank that was used to pay down debt.

Our days in medical accounts receivables were 42 days, 48 days and 51 days as of June 30, 2008, December 31, 2007 and December 31, 2006, respectively.  All medical spa services and product sales are paid at the point of service by credit cards, debit cards, checks or cash.  Accounts receivable related to medical spa services are not material and are not included in this analysis.  Medical clinic services provided by Northwest Arkansas Primary Care Physicians are generally submitted for billing to third-party insurance companies or Medicare within 48 hours of the time of service.  We have engaged a professional medical billing company to submit the claims to insurers.  Most claims are submitted electronically to the insurance companies and Medicare.  These claims become accounts receivable at the time they are submitted to the insurance company.  The aging of accounts receivables begins at the date of the billing submission. Insurance companies then review the electronic billing and either ask for more/corrected information, deny the particular service or part of a service or pay it (electronically to a bank lock box) or by check mailed.  In addition, each insurance company adjusts the billing amount for each specific service to the “insurance allowable rate” as specified in that insurance company’s contract with Northwest Arkansas Primary Care Physicians.  The insurance company will also identify any portions of the billing that are to be paid by the insured patient (patient responsible).  These reviews and adjustments are communicated along with payments to us in an Explanation of Benefits.

We calculate days sales outstanding using average daily sales over the previous three months to arrive at an average daily charge amount.  Medical clinic accounts receivable as of the end of the period is divided by the average daily charge amount to arrive at days sales outstanding.  Below is a calculation of the days sales outstanding as reported above:

	Three Months Ended	Three Months Ended	Three Months Ended
	June 30, 2008	December 31, 2007	December 31, 2006

Gross Medical Clinic Revenue (1)	$899,837	$949,346	$547,422
Expense recorded for Contractual adjustment/Bad Debt Allowance	(313,618)	(356,132)	(176,046)
Net Medical Clinic Revenue	586,219	593,214	371,376

# of Days in period (2)	91	92	92

Average Daily Charge (3) = (1) / (2)	9,888	10,319	5,950

Medical Clinic Accounts Receivable (4)	411,080	492,400	304,144
Other Accounts Receivable	20,294	21,302	9,263
	431,374	513,702	313,407

Days in medical accounts receivable = (4) / (3)	42	48	51

We make every effort to collect any anticipated “patient responsible” portions of a service bill (such as a co-pay or deductible) at the time of service. Payments of the insurance companies are posted to each clients account at the time it is received.  Patient payments are also posted as received.  Accounts receivables are then reduced by the amounts of insurance contractual adjustments, insurance payments and client payments. At the time any amounts are determined to be owed by the patient, printed bills are sent to the responsible party of the patient. During all of these collection processes from the time of the initial billing date to the insurance, the accounts are individually and collectively aged.  Due to the complexities of medical insurance policies, employer specific policies, coverage qualifications, some appeals and interactions with insurance companies can result in three to six months of claim reconciliation. If the patient does not respond after three mailed billings, then the account is turned over to a collection company that pursues collection from the patient.  When an account is turned over for collection, it is removed from the accounts receivable and maintained in a bad debt recovery account and fully reserved. If the collection company fails in locating the patient or in collecting the account due, then the balance of the account is written off against the allowance. Any amounts due under $5.00 are immediately written off due to the cost of collection exceeding the expected collection recovery.

We expect significant capital expenditures during the next 12 months, contingent upon raising capital.  These anticipated expenditures are for opening an additional office, property and equipment, overhead and working capital purposes. We have sufficient funds to conduct our operations for a few months, but not for 12 months or more.  We anticipate that we will need an additional $1,500,000 to fund our anticipated operations for the next 12 months, depending on revenues from operations.  We have no contracts or commitments for additional funds and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

By adjusting our operations and development to the level of capitalization, we believe we have sufficient capital resources to meet projected cash flow deficits.  However, if during that period or thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations liquidity and financial condition.

We presently do not have any available credit, bank financing or other external sources of liquidity. Due to our brief history and historical operating losses, our operations have not been a source of liquidity. We will need to obtain additional capital in order to expand operations and become profitable. In order to obtain capital, we may need to sell additional shares of our common stock or borrow funds from private lenders. There can be no assurance that we will be successful in obtaining additional funding.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities may result in dilution to existing stockholders. If additional funds are raised through the issuance of debt securities, these securities may have rights, preferences and privileges senior to holders of common stock and the terms of such debt could impose restrictions on our operations. Regardless of whether our cash assets prove to be inadequate to meet our operational needs, we may seek to compensate providers of services by issuance of stock in lieu of cash, which may also result in dilution to existing shareholders. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing.

Whereas we have been successful in the past in raising capital, no assurance can be given that these sources of financing will continue to be available to us and/or that demand for our equity/debt instruments will be sufficient to meet our capital needs, or that financing will be available on terms favorable to us. If funding is insufficient at any time in the future, we may not be able to take advantage of business opportunities or respond to competitive pressures, or may be required to reduce the scope of our planned service development and marketing efforts, any of which could have a negative impact on our business and operating results. In addition, insufficient funding may have a material adverse effect on our financial condition, which could require us to:

·	curtail operations significantly;
·	sell significant assets;
·	seek arrangements with strategic partners or other parties that may require the company to relinquish significant rights to products, technologies or markets; or
·	explore other strategic alternatives including a merger or sale of our company.

Between January 2008 and February 2008, we sold an aggregate of 630,000 shares of our common stock to four investors for aggregate gross proceeds of $56,000.  These shares were issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.  Pursuant to the terms of sale, we granted the investors piggyback registration rights for their shares.

Critical Accounting Policies

Accounts Receivable

Accounts receivable principally represent receivables from customers and third-party payors for medical services provided by clinic physicians, less an allowance for contractual adjustments and doubtful accounts. We utilize a third party billing organization that estimates the collectability of receivables based on industry standards and our collection history.  We recorded contractual adjustments and bad debt expense of approximately $1,143,000 and $246,000 in 2007 and 2006, respectively. We recorded contractual adjustments of approximately $954,000 and $210,000 in 2007 and 2006, respectively.  We recorded bad debt expense of approximately $189,000 and $36,000 in 2007 and 2006, respectively.

Our revenues and receivables are reported at their estimated net realizable amounts and are subject to audit and adjustment. Provisions for estimated third-party payor settlements are provided in the period the related services are rendered and are adjusted in the period of settlement.  Actual settlements could have an adverse material effect on our financial position and operations

Our accounts receivable include amounts that are pending approval from third party payors.  Claims for insured patients are first filed with insurance, at which time the net realizable amount is unknown.  The insurance company processes the claim and calculates the payment made to us.  The following factors are among those considered by the insurance company:  adjustments based on contracted amounts for specific procedures, outstanding deductible for the patient, and co-insurance percentages.  Our billing system does not separately track claims that are pending approval.  Our billing system also does not track claims that are denied by a third party payor and ultimately paid by the patient.  Thus, the amount of claims classified as insurance receivables that are reclassified to self-pay is not quantifiable.  We calculate allowances for contractual adjustment and bad debts based on total accounts receivable outstanding.

	As of December 31, 2007
	60 days or less	61 – 120 days	Greater than 120 days	Total
Medicare	$20,372	$1,891	$5,475	$27,738
Third party insurance (1)	250,780	41,359	29,285	321,424
Self pay (2)	26,965	52,462	63,811	143,238
Other	9,095	484	11,723	21,302
Total Accounts Receivable	$307,212	$96,196	$110,294	$513,702

	As of December 31, 2006
	60 days or less	61 – 120 days	Greater than 120 days	Total
Medicare	$16,140	$2,608	$4,833	$23,581
Third party insurance (1)	139,661	19,386	21,311	180,358
Self pay (2)	21,816	23,926	54,463	100,205
Other	7,869	-	1,394	9,263
Total Accounts Receivable	$185,486	$45,920	$82,001	$313,407

(1)	Third party insurance represents claims made to insurance companies not classified as Medicare, Medicaid, or other government-backed program.
(2)	Self pay receivables are defined as all amounts due from individuals. The amounts can include amounts due from uninsured patients and co-payments or deductibles.

Revenue Recognition

We recognize revenue in accordance with Securities and Exchange Commission (SEC) Staff Accounting Bulletin No. 104, Revenue Recognition in Financial Statements (SAB 104). Under SAB 104, revenue is recognized when the title and risk of loss have passed to the customer, there is persuasive evidence of an arrangement, delivery has occurred or services have been rendered, the sales price is determinable and collectability is reasonably assured.

Our net revenue is comprised of net clinic revenue and revenue derived from the sales of spa services and related products. Net clinic revenue is recorded at established rates reduced by provisions for doubtful accounts and contractual adjustments. Contractual adjustments arise as a result of the terms of certain reimbursement and managed care contracts. Such adjustments represent the difference between charges at established rates and estimated recoverable amounts and are recognized in the period the services are rendered. Any differences between estimated contractual adjustments and actual final settlements under reimbursement contracts are recognized in the year they are determined.

Spa revenues are recognized at the time of sale, as this is when the services have been provided or, in the case of product revenues, delivery has occurred, and the spa receives the customer’s payment. Revenues from pre-paid purchases are also recorded when the customer takes possession of the merchandise or receives the service. Pre-paid purchases are defined as either gift cards or series sales.  Series sales are the purchase of a series of services to be received over a period of time.  Pre-paid purchases are recorded as a liability (deferred revenue) until they are redeemed. Gift cards expire two years from the date of the customer’s purchase.  Series sales do not carry an expiration date.

Earnings Per Share

We calculate and disclose earnings per share (EPS) in accordance with SFAS No. 128, Earnings Per Share (SFAS 128). SFAS 128 requires dual presentation of Basic and Diluted EPS on the face of the statements of operations and requires a reconciliation of the numerator and denominator of the Basic EPS computation to the numerator and denominator of the Diluted EPS computation. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in our earnings.

In computing Diluted EPS, only potential common shares that are dilutive — those that reduce earnings per share or increase loss per share — are included. Exercise of options and warrants or conversion of convertible securities is not assumed if the result would be antidilutive, such as when a loss from continuing operations is reported. The “control number” for determining whether including potential common shares in the Diluted EPS computation would be antidilutive is income from continuing operations. As a result, if there is a loss from continuing operations, Diluted EPS would be computed in the same manner as Basic EPS is computed, even if an entity has net income after adjusting for discontinued operations, an extraordinary item or the cumulative effect of an accounting change. Therefore, basic and diluted EPS are calculated in the same manner for the years ended December 31, 2007 and 2006, as there were losses from continuing operations for those periods.

Share-Based Payment

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No 123R, Share-Based Payment (SFAS 123R).  SFAS 123R is a revision of SFAS 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance.  Under paragraph 7 of SFAS 123R, if the fair value of goods or services received in a share-based payment transaction with nonemployees is more reliably measurable than the fair value of the equity instruments issued, the fair value of the goods or services received shall be used to measure the transaction.  In contrast, if the fair value of the equity instruments issued in a share-based payment transaction with nonemployees is more reliably measurable than the fair value of the consideration received, the transaction shall be measured based on the fair value of the equity instruments issued.  We utilized the fair value of the equity instruments issued to nonemployees to value the shares issued.

Recent Accounting Pronouncements

On July 13, 2006, the FASB issued FIN No. 48, Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109 (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes, by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We adopted the provisions of FIN 48 effective January 1, 2007. The adoption of FIN 48 did not have a material effect on our consolidated financial statements and related disclosures.

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. The issuance of this standard is meant to increase consistency and comparability in fair value measurements. In February 2008, the FASB issued FASB Staff Position 157-1, Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13 (FSP 157-1) and FASB Staff Position 157-2, Effective Date of FASB Statement No. 157 (FSP 157-2). FSP 157-1 amends SFAS 157 to remove certain leasing transactions from its scope. FSP 157-2 delays until January 1, 2009 the effective date of SFAS 157 for all non-financial assets and liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis. We adopted SFAS 157 as of January 1, 2008. The adoption of SFAS 157 did not have a material impact on our financial statements and related disclosures.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (SFAS 159). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value, and establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 is effective for fiscal years beginning after November 15, 2007. We adopted SFAS 159 as of January 1, 2008.   The adoption of SFAS 159 did not have a material impact on our financial statements and related disclosures.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements (SFAS 160). SFAS 160 was issued to establish accounting and reporting standards for the noncontrolling interest in a subsidiary (formerly called minority interests) and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. FAS No. 160 is effective for us in our fiscal year beginning after December 15, 2008.  We do not expect the adoption of SFAS 160 to have a material effect on our consolidated financial statements and related disclosures.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (SFAS 141R). SFAS 141R was issued to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects.  This Statement is effective prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We do not expect the adoption of SFAS 141R to have a material effect on our consolidated financial statements and related disclosures.

In March 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133 (SFAS 161). SFAS 161 requires enhanced disclosures about an entity’s derivative and hedging activities, including qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. SFAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008.

BUSINESS

OVERVIEW

We were incorporated in the State of Oklahoma on November 8, 2004 as HQHealthQuest Medical & Wellness Centers, Ltd.  We changed our name to WellQuest Medical & Wellness Corporation on April 24, 2008.  We incorporated a wholly-owned subsidiary in the State of Arkansas on May 5, 2005 as WellQuest Medical & Wellness Centers of Arkansas, Inc., which was subsequently re-registered as WellQuest of Arkansas, Inc.  We opened our first medical center in Bentonville, Arkansas on September 12, 2005.  Our principal offices are located at 3400 SE Macy Rd., Suite 18, Bentonville, Arkansas 72712.  Our telephone number is (479) 845-0880.

We provide an integrated medical delivery site with family physician healthcare services, preventive/wellness services and medical skin-care services.  The integration of these services embraces the clinical synergy of medical treatments for illness, preventive/wellness services and products for health maintenance and medically supervised skin-care treatments for aesthetic enhancement.

Our wellness center is open daily from 8 am to 8 pm (12 pm to 6 pm on Sunday), providing our clients with the ability to be seen and treated seven days a week. We offer our services with and without appointments, occupational health services for business, preventive health alternatives (such as life-style counseling, nutritional counseling, fitness counseling, vitamin and supplement therapies and disease management counseling) and aggressive medical aesthetics (such as laser treatments, injections, chemical peels and therapeutic massages compared to “relaxation” only services).  Utilizing electronic medical records, digital radiology and diagnostic testing, and customer service protocols, we intend to brand and replicate the service center in demographically selected metropolitan areas.  We manage the physician practices, own and lease certain medical equipment and personnel services, own and operate preventive care products and services and own and manage medical spa services and product sales.

Our service concept will initially target segments of metropolitan areas in the United States with household incomes above $75,000, business occupational healthcare needs, wellness oriented consumers and those seeking aesthetic/skincare improvements.   Health insurance companies are billed for allowed medical services and cash or credit cards are accepted for non-covered services.

INDUSTRY OVERVIEW

The healthcare industry in the United States ranks in World Health Organization studies as first in spending/cost per capita among industrialized nations but far behind other nations in many significant health status and quality rankings.  In spite of the abundance of advanced technology, healthcare expenditures represented more than 16% of the U.S. gross domestic product spending in 2006 (source: Blue Cross and Blue Shield Association, National Healthcare Trends, 2007 Medical Cost Reference Guide). We believe a lack of timely access to non-emergent care, lack of customer service orientation, high costs and lack of emphasis on preventive care are significant barriers to increased quality healthcare.

A Indiana University-Purdue University, Fort Wayne (IPFW) study determined there is emerging demand for preventive and wellness lifestyles.  As insurance companies refuse to pay for such preventive services, people are paying out-of-pocket for these services in pursuit of better health and longer life.  The 2007 Spa Industry study by the International Spa Association found there are similar trends of increased personal attention and spending for improved aesthetic services.

We believe that our integration of high customer service medical care, advanced technology, preventive/wellness services and aesthetic care in attractive and accessible facilities makes us a “solution company” for many families and businesses who want all of these services in a professional, accessible and pleasant environment.

OUR OPERATIONS

We own and operate a medical spa business, retail skincare and nutraceutical product business and a practice management business.  In addition, we own the long-term lease for our center and have completed improvements in the facility that houses the spa business, the retail business and the medical practice of Northwest Arkansas Primary Care Physicians.  We own all of the equipment utilized in the spa and the medical practice, and we employ all non-physician employees who work in the spa, the medical practice and the management company.

Our business model depends primarily upon a retail market approach for generating customers.  We generate business through marketing and advertising, direct sales of occupational medical services to companies (flu shots, workers injury treatment services, drug testing, and health promotion programs), public relations efforts with local charities, city and county organizations, hospitals and medical providers, networking and promotional events and open houses.  Internal marketing includes brochures, posters, magazines, health promotion articles, and educational materials that point to our services.  The integrated service areas of the site (medical clinic, wellness services and medical spa) actively cross educate clients on the services available within the service site.  Once we have a new client, client follow-up, client referral programs and return visits are utilized to maintain and grow our business. To assure broad access of insured clients in the medical service area, we participates in contracts with virtually all commercial health insurance plans and company self-insured health plans in the market, and, in the Medicare Program, making our services fully reimbursable for the clients who choose us.  At the present time, we do not participate in pre-paid or HMO plans, since we do not believe there is a significant presence of those plans in our market.

Management and Medical Services Agreement

On September 1, 2005, we entered into a Management and Medical Services Agreement with Northwest Arkansas Primary Care Physicians, P.A pursuant to which we engaged the physicians to provide medical direction to our one-stop primary healthcare and wellness center in exchange for our providing certain management services to the physicians.  This agreement has an initial term of three years from the effective date of the agreement and shall automatically renew for successive two year terms unless either party gives notice of its intent not to renew at least 90 days prior to the expiration of the then current term.  The proceeds from the practice are assigned to us.  From those proceeds, we pay the compensation of the employees of Northwest Arkansas Primary Care Physicians and all expenses associated from the conduct of the practice.  In 2007, revenues from the operation of the medical practice were from private commercial insurance (89%), self-payment (6%) and Medicare (5%).  The revenues were used for the following:

•	26% was paid to Northwest Arkansas Primary Care Physicians for physician compensation, including the medical director’s fee;
•	7.5% was paid to us as a management fee;
•	6 % was paid to us as a facility lease fee;
•	25.1% was paid to us as an employee lease fee;
•	3.2% was paid to us as an equipment lease fee; and
•
28% was paid to us for all other direct expenses including software, facility and computer maintenance, accounting, legal, malpractice insurance, medical supplies, office supplies, continuing education, billing and collection expenses, marketing and other routine expenses of the practice.

Pursuant to this agreement, we granted Northwest Arkansas Primary Care Physicians exclusive rights to operate medical practices in our current center and all future sites that we might open in Northwest Arkansas.  As a result, Northwest Arkansas Primary Care Physicians is responsible for hiring all physicians and nurses who operate in the medical center.  The center is currently staffed by two full-time physicians, one part-time physician (approximately 12 hours per week), interim part-time physicians (approximately 12 hours per week) and one full-time advanced practice nurse (nurse practitioner).  Under the Agreement, Northwest Arkansas Primary Care Physicians provides professional medical services to patients in compliance with practice standards and laws; supervision of all non-physician personnel for clinical services; employs, schedules and supervises all physician (and nurse practitioners); maintains and assures acceptable clinical standards and participates in providing education and training to staff.

Northwest Arkansas Primary Care Physicians, and its employed physicians, have restrictive covenants for practicing in the immediate market following a termination of the Agreement.  Northwest Arkansas Primary Care Physicians is required to maintain professional liability insurance.  We have the right to terminate the agreement for cause or material default with 90 day cure periods.

We are responsible for hiring and providing all non-medical personnel, In addition, Northwest Arkansas Primary Care Physicians grants us the exclusive right to manage all aspects of the medical practice’s financial and operational activities, including accounting, billing and collecting, staffing, inventory management, equipment procurement and management, facility management, marketing and other management services.  We provide all operational and financial management services outside the scope of clinical practice.

Under the Agreement, we are responsible for all management services related to the ordinary and usual business affairs of the practice.  We advise the practice in matters of compliance, policies, procedures marketing, billing and collection and other matters related to the operation of the practice; we provide financial, accounting, human resource and management services for the practice; we supervise and maintains records and files of the practice in compliance with HIPPA requirements; we manage all computer, software, bookkeeping and clerical services; we assist with physician recruitment; we negotiate and secure contracts with vendors, suppliers and third party insurance companies related to the practice; and, we assist the practice in quality assurance and compliance programs.  Through a facility sub-lease with Northwest Arkansas Primary Care Physicians, we provide the specific space and improvements utilized for the medical practice services.  Through a medical equipment lease with Northwest Arkansas Primary Care Physicians, we provide all equipment and furniture utilized in the medical practice. Through an employee lease agreement with Northwest Arkansas Primary Care Physicians, we provide the practice with all non-physician personnel utilized in the practice.

Under the Agreement, we purchase all non-government accounts receivable monthly and from the collections of those accounts receivable, pays all operating expenses of the practice including physician compensation.  In addition, we loan the practice any amounts of monthly shortfall in the funds necessary to pay all expenses of the practice and the practice repays loans with interest to us when collections exceed monthly expenses. We receive a monthly management fee of 7.5% of the practice’s net revenues, and after all practice loans and interest are repaid in full to us, we receive a performance bonus as a share of any practice operating profits after physician compensation and all practice operating expenses are paid. Any remaining profits are paid or payable to the owners of Northwest Arkansas Primary Care Physicians, P.A.  Because Northwest Arkansas Primary Care Physicians, P.A. currently has outstanding loans due to WellQuest of Arkansas, 80% of any remaining profits are used to reduce the debt.  The remaining 20% of any remaining profits are paid or payable to the owners of Northwest Arkansas Primary Care Physicians, P.A.  Once the debt has been repaid in full, remaining profits will be paid or payable to the owners of Northwest Arkansas Primary Care Physicians, P.A.

Because the accounts of Northwest Arkansas Primary Care Physicians, P.A. are consolidated with ours, loans to fund Northwest Arkansas Primary Care Physicians, P.A.’s operating losses are eliminated and reported as expenses in the consolidated financial statements.  Operating profits of Northwest Arkansas Primary Care Physicians, P.A. used to reduce its debt to WellQuest are eliminated and reported as operating profits in the consolidated financial statements.  For each period presented, Northwest Arkansas Primary Care Physicians, P.A.’s profits paid or payable to its owners are reported as physician compensation in clinic direct expenses.

Medical Director Services Agreement

On September 1, 2005, we entered into a Medical Director Services Agreement with C. Wade Fox, M.D. pursuant to which we engaged Dr. Fox as medical director for our healthcare and wellness center to advise us on the operations of our center and to provide medical services to our customers.  This agreement has an initial term of three years from the initial date of the agreement and shall automatically renew for successive 2 year terms unless either party gives notice of its intent not to renew at least 90 days prior to the expiration of the then current term.  We pay Dr. Fox $25,000 annually for his services under the agreement. An administrative bonus may be added at a later date but has not been enacted at this time.

Dr. Fox’s responsibilities under the agreement include: a minimum time commitment of five hours per week; maintaining an Arkansas Medical license; maintaining customary narcotics and controlled drugs licensure; staff membership at a local hospital; Board Certification in family practice medicine; maintaining malpractice insurance in minimum of $1 million per incident/$3 million aggregate per year; conformity to HIPPA privacy laws; compliance with national and state fraud and abuse protection laws and observance of our policies and procedures.  Dr. Fox has a non-compete for similar services during the term of the agreement.

The services that Dr. Fox must provide include physician administrative duties such as quality assurance programs, medical education of staff and patients, direct laboratory and clinical services, development of patient care policies, provide continuing education for staff and recommending practice improvements for staffing, equipment and procedures.  The specific duties in the Agreement include:

•	Devote his or her best ability to the proper medical management of the center;
•	Establish and continually review policies and procedures related to medical education;
•	Serve as Laboratory Director of any clinical laboratories for us in Arkansas;
•	Be responsible for assuring that our established policies, bylaws, rules and regulations are followed in the medical practice;
•
Design, develop, review, evaluate and implement administrative and patient care policies and procedures that promote the quality, service, efficiency, cost-effectiveness and overall success of our medical practice;

•	Supervise and coordinate the delivery of patient care, including any laboratories and imaging centers we operate;
•	Meet regularly with our employees and quality assurance staff for discussion of clinical issues to ensure proper treatment;
•
Assist us in ensuring that the our center, including any laboratories and or imaging centers, meet all requirements, terms and conditions required by Medicare Conditions of Participation and federal and state statutes governing the provision of such services;

•	Propose programs to address current and future medical specialty needs;
•	Work with the Director of Quality Assurance, after implementation of programs, to determine the impact of said programs on the quality of care at our medical center;
•
Make recommendations at least annually to us regarding staffing, equipment and facility needs, quality standards, quality assurance indicators, and our personnel’s adherence to policies and procedures; and

•	Assist us in identifying new markets for our medical centers, and in recruiting and staffing medical practices to serve the new markets.

OUR SERVICES

We deliver an integrated model of primary medical care, preventive/wellness services and medical esthetics in an upscale facility located in a high-traffic retail corridor.  Our site is called “WellQuest Medical Clinic and Spa”, a trademarked business name.  Our business concept combines a customer-service oriented medical treatment facility for interventional care with programmed preventive services and products that lead clients in the quest for wellness.  The facility also houses an advanced medical spa for skincare services and products.  We believe we are creating a new experience for the health-conscious healthcare consumers who have increased service expectations and are seeking not just to get well, but to stay well and look well.  Our facility, the interior design, aroma therapy, trained administrative receptionists, programmed visual and sound media fulfills are designed to not look, act or smell like a doctor’s office.  We believe this environment, experience and service can be replicated and branded.  This gives individual and business clients a predictable and consistent medical service.

Interventional Medical Services

Family practice physicians assisted by advanced practice nurses are available from 8 am to 8 pm six days per week and from noon to 6 pm on Sunday.  Scheduling protocols allow customers to schedule appointments to meet their busy schedules or to come without appointment when unplanned sickness or injuries occur.  For sudden sickness and minor injuries, we provide an alternative to the often long waits and excessive costs of hospital emergency rooms.  The extended hours and open access are attractive alternatives for business clients seeking occupational services for their employees.  The clinical services include the following:

•	Full-spectrum family practice services for adults and children;
•
Advanced Electronic Medical Records (EMR) that enables rapid, accurate and consistent medical documentation and protocols, safety features, follow-up planning and billing information.  In the future when we open additional sites, connectivity between our sites will allow clients to access their information for treatment or prescriptions at any of our available facilities;

•
Digital radiology for views of chest, abdomen, extremities, and head.  The digital images can be electronically delivered to referral specialists, employers (on work injuries) or other WellQuest sites.  The digital equipment has enhancement features that virtually eliminate repeat films;

•
Laboratory services include on-site testing and referral testing to major outsource lab companies.  Electronic bridges deliver the results directly to the client’s EMR for faster and more accurate results.  In the near future, clients with PIN numbers will be able to view their laboratory test results next day via our website;

•	Blood pressure, temperature, pulse rates, EKG and pulmonary testing are also tied directly to the client’s EMR;
•	Women’s Health, annual fitness and wellness exams, Executive Health Services and extended health assessments; and
•	Occupational health services include treatment of work injuries, pre-employment exams, drug testing, company sponsored flu shots and education programs for workers.

Wellness and Preventive Health Services

Under the direction of our physicians, clients are provided with personalized programs for nutrition, lifestyle improvement, targeted health treatments and preventions.  These services are performed by physicians, nutritional counselors or other trained health clinical personnel, and the plans are recorded in the clients’ EMR.  Wellness and prevention are not adjuncts to medical treatment, but rather, an integrated part of the clinical treatment and service.  These services include:

•
Functional Intracellular Analysis (FIA) is a next generation blood test for measuring specific vitamins, minerals, antioxidants, and other essential micronutrients within an individual's white blood cells (lymphocytes);

•	Computerized body composition analysis that determines body mass composition by quadrants and measures intracellular water;
•	Nutritional counseling for weight loss that addresses nutrition, proper lifestyle, exercise and supplements;
•	Targeted health counseling for integrated treatment of diabetes, high cholesterol, high blood pressure, heart and circulatory problems;
•	Wellness protocols include counseling for nutritional supplements, vitamins and weight control products. We carry private label and other label nutraceutical products;
•	Therapeutic massage; and
•	Stress management.

Medical Spa Services

With a physician on-site at all times, RN’s, certified estheticians and Licensed Massage Therapists provide advanced skincare and massage services for clients.  Our medical spa offers the following services:

•	Personal esthetic concierge; a consultant to help clients plan and achieve their esthetic goals;
•
SkinPrint Facial Analysis utilizes high resolution camera, ultra-violet light photography and electronic probes to measure facial skin characteristics.  A sophisticated computer analysis reports the information to our certified estheticians and to compounding chemists in New York.  The analysis is used to produce customized skin care serums for each client’s personal needs.  The analysis is also used to discuss the treatment plan for long term results;

•	Specialized lasers are used for procedures such as hair removal, skin resurfacing, micro laser peels, spider-vein removal and wrinkle reduction;

•	Broad Band Light (BBL) equipment treats skin discoloration, blemishes, photo damage, collagen stimulation for skin tightening, and acne treatment;
•	We utilize custom protocols for facials, chemical peels, micro-dermabrasion and other fundamental procedures;
•	In addition to stress-relieving messages, our therapists collaborate with the physicians to address clinical therapies through massage;
•	Injectibles (such as Botox, Juvederm, Radiesse, Lipo Dissolve and Sculptra) that address wrinkles, fillers and sagging;
•	Cosmetic consultations assist clients in selecting and applying high quality mineral makeup, glosses and cosmetic products; and
•	Custom Spa Party events are offered for businesses, families and friends.

In addition, we offer for sale retail skincare products such as cleansers, moisturizers, body lotions, exfoliating gels, eye moisturizers, lip balms, bio-peptide lotions, body wash gels, and other related skin items and enhancers.  In addition, we sell cosmeceuticals products such as mineral make-up, eye shadows, lip glosses, foundations, and other related beauty or cosmeceuticals products. Products in both of these categories are obtained from multiple sources, and these or similar products are available from numerous manufacturers in the market place.  We make our selections based upon client acceptance, quality of product and service, trends in the market and seasons, wholesale costs, retail pricing and margin.

Staffing

Our integrated facility is staffed to meet extended days and hours of service.  Staffing may also fluctuate with client volume.  The typical staffing pattern at our one center includes the following personnel and professionals:

Medical Clinic and Wellness Services (Six and one-half days, 78 hours per week)

•	One Physician and one Advanced Practice Nurse each week day.
•	One Physician each week-end and evening.
•	One/Two Licensed Practical Nurse(s) and one/two Licensed Medical Assistants
•	One laboratory/x-ray technician
•	Two/Three front administrative assistants
•	One Nutritional Counselor or Registered Dietitian (contracted or staffed per service).

Medical Spa (Open Monday through Saturday, 10 am to 6 pm.)

•	Spa Director
•	Two estheticians
•	One Registered Nurse
•	Two Licensed Massage Therapists
•	One Concierge/Receptionist; Second Receptionist

Management of the Current Center

•	Financial and Management Director
•	Accounting/Bookkeeping
•	Business Development/Sales Representative
•	Billing and Collections Supervisor
•	Collections Assistant

Marketing Strategy

Based upon our experience in our first center and consultation with marketing consultants, we have developed a multi-faceted marketing approach that includes business/development sales personnel, direct mail, media and publications.  The sustaining emphasis, however, is built upon strong customer retention management, active public relations and customer referrals resulting from positive experience.  In addition, website, e-newsletters, in-house video/media, educational and promotional literature and staff training are essential foundations for the growth and success of the business.

For the year ended December 31, 2007, our marketing expenses were primarily print and radio promotion ($12,300), mailings ($12,200), website and graphic design ($10,500) and networking and promotional events ($10,700).

FUTURE DEVELOPMENT

Our initial center has reached projected volumes in the medical service areas, and the space is adequate to sustain further growth in all service areas with the addition of staffing, supplies and other volume-based resources.   Our next step at the current center is to develop a standing Technical and Clinical Advisory Panel that will offer ongoing consultation for advancements in healthcare, wellness and skincare.

Our WellQuest integrated model was specifically planned from onset for branding, replication and networking.  The following features will be replicated when we build additional sites:

•	WellQuest Brand Name, logos and tag lines;
•	Marketing programs, mailers, promotions, etc.;
•	Facility floor plan, flow and interior design;
•	Equipment selection;
•	Policies and procedures;
•	Human Resource materials, staffing plans and policies;
•	Employee scripting for client service;
•	Service and supplier contracts;
•	Physician contracts and relationships;
•	Electronic Medical Record with proprietary templates and protocols;
•	Clinical, nutritional and medical spa protocols, programs and nomenclature;
•	Website;
•	Accounting, billing and collection services; and
•	Employee training

In regard to expansion, we are considering plans to place multiple facilities in geographic proximity in demographically targeted metropolitan areas.  The proximity would accommodate shared management, staffing, service contracting, marketing and physician contract services.  We are considering a first replication near our first center in a major metropolitan area in the central U.S. in 2009, but no definitive plans have been set at this time.  We are also reviewing other metropolitan areas in the Southeast and Southwest United States.

To meet the continuing increase in service volume and to complete the development of the business to accommodate expansion of new centers, we have recently added a Chief Financial Officer and a billing and collection director.  The cost will be approximately $15,000 per month which will be funded by increased collections of accounts receivable.  Since the hiring of these positions in April 2008, days sales outstanding have decreased significantly, providing evidence that collection of accounts receivable has improved.   Days sales outstanding have decreased from 48 days to 42 days on December 31, 2007 and June 30, 2008, respectively.  A detailed calculation of days sales outstanding can be found in “Management’s Discussion and Analysis of Financial Condition and Plan of Operations.”

Our business plans for the remainder of fiscal year 2008 include the following:

•
Recruit an additional full-time physician for the current site at a total cost of approximately $200,000 for salary, benefits and variable expenses.  The demand for medical services in our center has demonstrated the need and sufficient revenue growth to accomplish this.

•	Work with a national medical spa consulting firm that we recently retained to conduct an analysis, business development and sales/marketing plan for the medical spa services.
•
We recently approved a position for a nutritional counseling specialist with experience in corporate wellness, wellness program development and nutrition.  This person will complete the deliverables for the integrated services in wellness, prevention, nutrition and nutraceutical products.

•
We are conducting demographic studies for a new center to be located in a mid-sized metropolitan area.  The new center will require the following funding: $500,000 for tenant improvements of the leased facility; $500,000 for equipment, furnishings, technology; and $1,000,000 for start-up working capital that will include pre-opening marketing and training.

•	Raising additional funds for our projected expansion and working capital purposes.

COMPETITORS

We face competition from numerous healthcare service organizations, ranging from small independent local doctor and wellness offices to larger companies with offices nationwide. We are not aware of any other company that provides the broad range of services we provide, and as a result, we believe our competitors compete against us in one or two of our three main services provided. At the present time, we believe that there are no dominant competitors in the integrated medical healthcare, preventive/wellness and medical skin-care services but we would classify regional competitors as Mana Medical Associates (15 clinics in northwest Arkansas), Mercy Medical Clinics (11 clinics in northwest Arkansas) and Wellness and Skin Therapy Center (one clinic in Fayetteville, Arkansas) and national competitors as Radiance MedSpa Franchise Group (40 locations nationwide) and Sona Med Spas (19 locations nationwide).

GOVERNMENTAL REGULATIONS

The healthcare industry is subject to extensive and frequently changing federal, state and local regulations. Changes in applicable laws or any failure to comply with existing or future laws, regulations or standards could have a material adverse effect on our results of operations, financial condition, business and prospects. We believe our current arrangements and practices are in material compliance with applicable laws and regulations, but there can be no assurance that we are in compliance with all applicable existing laws and regulations or that we will be able to comply with new laws or regulations.

At the current time, we and Northwest Arkansas Primary Care Physicians, P.A., or NWAPCP, comply with all Arkansas laws pertaining to the practice of medicine, physician licensure, registration of ancillary laboratory and radiology services and the licensure of all allied health personnel we employ.  There are no Certificate of Need laws in the State of Arkansas applying to physician office practices.  We and NWAPCP provide outpatient services and are therefore not involved in utilization review activities.   The practice is certified to participate in the Medicare program for its services.  The practice does not intend to participate in the state Medicaid programs. The failure to obtain, renew or maintain any of the required licenses, registrations or certifications could adversely affect our business.

The Health Insurance Portability and Accountability Act of 1996, or HIPAA, governs electronic healthcare transactions and the privacy and security of medical records and other individually identifiable patient data. Any failure to comply with HIPAA could result in criminal penalties and civil sanctions.

A component of our business relies on reimbursement by government payors, such as state employee benefit plans, and that business is subject to particularly pervasive regulation by those agencies. These regulations impose stringent requirements for provider participation in those programs and for reimbursement of products and services. Additionally, we are subject to periodic audits or investigations by the Centers for Medicare and Medicaid Services, or CMS and/or its intermediaries, of our compliance with those requirements, and any deficiencies found may be extrapolated to cover a larger number of reimbursement claims. Additionally, many applicable laws and regulations are aimed at curtailing fraudulent and abusive practices in relation to those programs. These rules include the illegal remuneration provisions of the Social Security Act (sometimes referred to as the “Anti-Kickback” statute), which impose criminal and civil sanctions on persons who knowingly and willfully solicit, offer, receive or pay any remuneration, whether directly or indirectly, in return for, or to induce, the referral of a patient covered by a federal healthcare program to a particular provider of healthcare products or services. Related federal laws make it unlawful, in certain circumstances, for a physician to refer patients covered by federal healthcare programs to a healthcare entity with which the physician and/or the physician's family have a financial relationship. Additionally, a large number of states have laws similar to the federal laws aimed at curtailing fraud and abuse and physician “self-referrals.” These rules have been interpreted broadly such that any financial arrangement between a provider and potential referral source may be suspect. While we believe our business arrangements are in compliance with these laws and regulations, the government could take a contrary position or could investigate our practices.

In addition to the laws described above, the Federal False Claims Act imposes civil liability on individuals or entities that submit false or fraudulent claims for payment to the government. HIPAA created two new federal crimes: “Healthcare Fraud” and “False Statements Relating to Healthcare Matters.” The Healthcare Fraud statute prohibits knowingly and willfully executing a scheme or artifice to defraud any healthcare benefit program. The False Statements Relating to Healthcare Matters statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact by any trick, scheme or device or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. The Federal False Claims Act allows actions to be brought on the government's behalf by individuals under the Federal False Claims Act’s “qui tam” provision. Violation of these and other applicable rules can result in substantial fines and penalties, required repayment of monies previously recognized as income, as well as exclusion from future participation in government-sponsored healthcare programs.

There can be no assurance that we will not become the subject of a regulatory or other investigation or proceeding or that our interpretations of applicable laws and regulations will not be challenged. The defense of any such challenge could result in adverse publicity, substantial cost to us and diversion of management's time and attention. Thus, any such challenge could have a material adverse effect on our business, regardless of whether it ultimately is sustained.

RESEARCH AND DEVELOPMENT

The development of our health management programs and refinements to our operations are the result of cooperative efforts of our information technology, clinical, operating and marketing staffs. Currently, there are no formal research activities we conduct.  The Medical Director and our staff members engage in development of protocols and specific programs that integrate nutrition, wellness, prevention and nutraceuticals with conventional medical services.  All activities are included in the responsibilities of the existing staff and budget.

EMPLOYEES

As of October 1, 2008, we had 23 full time employees and seven part time employees, of whom two of our employees are in management, 10 are nurses, two are technicians, two are estheticians, two are massage therapists, one is a spa manager and 11 are administrative personnel.  All physician services are provided by physicians and nurse practitioners employed by Dr. Fox and NWAPCP pursuant to the Management and Medical Services Agreement and are not employed by us. We consider our relations with our employees to be good.

DESCRIPTION OF PROPERTIES

We maintain our principal office at 3400 SE Macy Rd., #18, Bentonville, Arkansas 72712.  Our telephone number at that office is (479) 845-0880 and our facsimile number is (479) 845-0887. Our current office space is leased base cost of $15,255 per month and runs through 2015 with options for additional lease terms.  The space consists of approximately 6,956 square feet.  We have secured an additional 1,800 square feet of adjacent space at a cost of $2,700 per month for administrative and billing services which are currently housed in the medical clinic service space. Should we need additional space due to the continued growth of the medical services, we do not anticipate any difficulty securing alternative or additional space on terms acceptable to us.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Names:	Ages	Titles:	Board of Directors
Steve Swift	61	President	Director
Greg Primm	34	Chief Financial Officer
Curtis Rice	31	Vice President	Director
Lawrence D. Field	47		Director
John O’Connor	53	Secretary	Director
Robert J. Zasa	57		Director

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Currently there are five seats on our board of directors.

Currently, our Directors are not compensated for their services, although their expenses in attending meetings are reimbursed. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

Steve Swift has been our President and Chairman of the Board of Directors since November 2004.  Between July 2004 and October 2004, Mr. Swift worked independently towards the development of the Company.  Between May 2000 and June 2004, Mr. Swift was the Chief Administrative Officer and Executive Director of Springer Clinic, Inc., a Tulsa, Oklahoma based medical treatment facility.  Mr. Swift received his Bachelor of Arts degree in Sociology from Texas Christian University in 1970, his Masters degree in Healthcare Administration from Trinity University in 1974 and did his residency at Baylor University Medical Center in 1973-1974.

Greg Primm has been our Chief Financial Officer since April 2008.  Between September 2006 and April 2008, Mr. Primm served as Chief Financial Officer and Operations Manager for CrossWood Associates, Inc., a food distribution company in Fayetteville, Arkansas.  From February 2002 through September 2006, Mr. Primm was Controller for Hanna’s Candle Company, a manufacturing company.  He was the Accounting Manager for Ozark Aircraft Systems of Bentonville, Arkansas from 1999 until 2002, and served as an auditor for Ernst & Young, LLP in Fort Smith, Arkansas from 1996 through 1998, where he audited large public healthcare firms.  Mr. Primm is a Certified Public Accountant.  He received his Bachelor of Science in Business Administration from the Sam Walton College of Business at the University of Arkansas in 1996, and his Master of Business Administration from Terry College of Business at the University of Georgia in 1999.

Curtis Rice has been our Vice President since helping found the Company in 2001.  Since July 2006, Mr. Rice has been the Natural Gas Energy Trading Manager for Conagra Foods, an Omaha, Nebraska based food company.  Since December 2006, Mr. Rice has been the President of Patriot Energy, a Tulsa, Oklahoma based energy production investment company.  Since January 2006, Mr. Rice has been the Vice President for BlastMyMusic.com, Inc., a Tulsa, Oklahoma based online music distribution company.  Between June 1999 and July 2006, Mr. Rice worked for Williams Power Company, a Tulsa, Oklahoma based energy production company in various positions, including Natural Gas Manager (December 2003 to July 2006), Power Transmission Manager (December 2002 to July 2006), Global Energy Manager (May 2002 to December 2002), NGL/Olefin Trader Manager, Structured Analyst Manager, Weather Derivative Trader, Risk Analyst and Value at Risk.  Mr. Rice received his Masters in Business Administration from Tulsa University in 2001 and his Bachelor of Science degree in Business Administration from Oklahoma State University in 1999.

Lawrence D. Field has been a member of the Board of Directors since November 2004.  Since January 1989, Mr. Field has worked for Regent Private Capital, a Tulsa, Oklahoma based private investment company, as a Partner between January 1989 and June 2004 and as Managing Director since June 2004. Mr. Field  received his Bachelor of Science degree from the University of Texas at Austin in 1982.

John O’Connor has been our Secretary and a member of the Board of Directors since November 2004.  Since 2001, Mr. O’Connor has been the Chairman of the law firm Newton, O’Connor, Turner & Ketchum, based in Tulsa, Oklahoma. Mr. O’Connor has been a director of 3DIcon Corporation, a Tulsa, Oklahoma based public company. Mr. O’Connor received his Bachelor of Arts degree in Political Science from Oklahoma State University in 1977 and his Juris Doctorate degree from University of Tulsa College of Law in 1980.

Robert J. Zasa has been a member of the Board of Directors since April 2005.  Since June 1996, Mr. Zasa has been the founder and Partner of Woodrum/Ambulatory Systems, a Los Angeles, California based ambulatory and outpatient care company. Mr. Zasa was the founder, President and CEO of Premier Ambulatory Systems, Inc., an owner and operator of ambulatory surgery centers, Vice President of American Medical International and Chief Operating Officer of AMI Ambulatory Surgery Centres, Inc.  Mr. Zasa is an Adjunct Faculty Member of the Graduate Program in Health Services Administration at the University of Alabama in Birmingham, and serves as a guest lecturer on ambulatory healthcare topics at the UCLA School of Public Health. Mr. Zasa earned a Masters of Science degree in hospital and health administration from the University of Alabama Birmingham.

Board of Directors Independence

We are not required to have any independent members of the Board of Directors. The board of directors has determined that Messrs. Swift, Rice and O’Connor have relationships which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and each is not an “independent director” as defined in the Marketplace Rules of The NASDAQ Stock Market.   As we do not have any board committees, the board as a whole carries out the functions of audit, nominating and compensation committees, and such “independent director” determination has been made pursuant to the committee independence standards.

EXECUTIVE COMPENSATION

The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the last completed fiscal year exceeded $100,000:

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Steve Swift, President	2007	$180,000	0	0	0	0	0	$25,255	(1)	$205,255

(1) Includes $12,787 for health, dental, life and key-man life insurance, $3,600 in 401(k) contributions and $8,868 for a vehicle lease.

Option/SAR Grants in Fiscal Year Ended December 31, 2007

None.

Stock Option Plans

None.

Employment Agreements

On January 1, 2005, we entered into an employment agreement with Steve Swift, our chief executive officer.  Pursuant to the terms of the agreement, Mr. Swift will be employed by us for an initial term of 5 years from the effective date of the agreement.  Mr. Swift is to receive an annual base salary of $180,000 a year.  Upon the opening of the first clinic, Mr. Swift was to receive an annual base salary of $250,000 a year.  Mr. Swift is entitled to receive an increase to his base salary and receive certain bonuses to be determined by the Board of Directors based upon the performance of the Company during each calendar year.  Mr. Swift’s salary and bonus schedule will be reviewed by the Board of Directors on an annual basis.  Mr. Swift shall be entitled to four weeks paid vacation during each year during the initial term.  The Company may terminate his employment (i) with cause, upon a determination by a majority of the Board of Directors or (ii) without cause, at any time, for any reason whatsoever and without prior notice.   Mr. Swift may voluntarily terminate his employment at any time for cause or without cause upon not less than 30 days written notice.  During the term of his employment and for a period thereafter, Mr. Swift will be subject to non-competition and non-solicitation provisions, subject to standard exceptions.  This agreement was amended on June 30, 2007 pursuant to which Mr. Swift’s annual base salary was to remain at $180,000 until the Board determines otherwise.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, during the last two fiscal years, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common or preferred stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

At December 31, 2007 and 2006, we incurred expenses of approximately $27,000 and $15,000, respectively, to the law firm of Newton, O’Connor, Turner & Ketchum, of which John O’Connor, one of our directors, is a partner.

We leased a vehicle under an operating lease that expired in July 2008.  The vehicle was leased from Steve Swift, our Chief Executive Officer.  The monthly lease payment was approximately $739 until July 2008.  This lease was renewed in August 2008 at a monthly lease payment of $529.

We lease certain equipment under a capital lease expiring May 2013.  The equipment is leased from an entity partially owned by Curtis Rice, one of our stockholders.  The aggregate monthly lease payments are approximately $3,800.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common and preferred stock as of October 10 , 2008.

●	By each person who is known by us to beneficially own more than 5% of our common or preferred stock;
●	By each of our officers and directors; and
●	By all of our officers and directors as a group.

NAME AND ADDRESS OF OWNER (1)	TITLE OF CLASS	NUMBER OF SHARES OWNED (2)	PERCENTAGE OF CLASS PRIOR TO/AFTER OFFERING (3)

Stephen H.M Swift	Common Stock	11,680,000	49.25%

Greg Primm	Common Stock	0	0%

Curtis L. Rice	Common Stock	2,902,500 (4)	11.86%

Lawrence D. Field	Common Stock	1,642,500 (5)	6.93%

John O’Connor	Common Stock	1,642,500	6.93%

Robert Zasa (9)	Common Stock	2,486,250 (6)	10.24%

All Officers and Directors	Common Stock	20,353,750 (7)	81.31%
As a Group (6 persons)

Curtis L. Rice	Series A Preferred Stock	3,015 (8)	8.05%

Ambulatory Systems Development (9)	Series A Preferred Stock	2,250	6.01%

TerraNova Partners, L.P. (10)	Series A Preferred Stock	4,500	12.02%

Charles C. Stephenson, Jr.	Series A Preferred Stock	4,500	12.02%

Derek Johannson	Series A Preferred Stock	4,500	12.02%

Benjamin P. and Kelly C. Ferrell	Series A Preferred Stock	5,625	15.02%

Lewis Yarborough	Series A Preferred Stock	2,250	6.01%

Industrial and Commercial Developments Pty, Ltd. (11)	Series A Preferred Stock	3,375	9.01%

(1) Unless otherwise noted, the mailing address of each beneficial owner is 3400 SE Macy Rd., #18, Bentonville, Arkansas 72712.

(2) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to preferred stock, options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of October 10 , 2008 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(3) Based upon 23,716,361 shares of common stock and 37,440 shares of Series A Convertible Preferred Stock issued and outstanding on October 10 , 2008.

(4) Includes 2,340 shares of Series A Convertible Preferred Stock owned and 675 shares of Series A Convertible Preferred Stock owned by Rice Investments, LLC, of which Mr. Rice has voting and dispositive power of the shares held by such entity.  The 3,015 shares of Series A Convertible Preferred Stock are convertible into 753,750 shares of common stock.

(5) Represents shares owned by Regent Private Capital, LLC, of which Mr. Field has voting and dispositive power of the shares held by such entity.

(6) Includes 1,923,750 shares of common stock and 2,250 shares of Series A Convertible Preferred Stock owned by Ambulatory Systems Development, of which Mr. Zasa has voting and dispositive power of the shares held by such entity.  The 2,250 shares of Series A Convertible Preferred Stock are convertible into 562,500 shares of common stock.

(7) Includes 5,265 shares of Series A Convertible Preferred Stock that are convertible into 1,316,250 shares of common stock.

(8) Includes 675 shares of Series A Convertible Preferred Stock owned by Rice Investments, LLC, of which Mr. Rice has voting and dispositive power of the shares held by such entity.

(9) Robert Zasa, one of our directors, has sole voting and dispositive power of the shares held by Ambulatory Systems Development.

(10) Vahan Kololian has sole voting and dispositive power of the shares held by TerraNova Partners, L.P.

(11) Stefan J. Ahrens has sole voting and dispositive power of the shares held by Industrial and Commercial Developments Pty, Ltd.

DESCRIPTION OF SECURITIES

COMMON STOCK

We are authorized to issue up to 150,000,000 shares of common stock, par value $.001. As of October 10 , 2008, there were 23,716,361 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

PREFERRED STOCK

We are authorized to issue up to 2,500,000 shares of preferred stock, par value $.01 per share. The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. The board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Oklahoma.  As of October 10 , 2008, there were 37,440 shares of Series A convertible preferred stock outstanding.

Series A Convertible Preferred Stock

On January 28, 2005, we filed a Certificate of Designation of Voting Powers and Rights of Series A Convertible Preferred Stock, which was amended on October 10, 2008, pursuant to which we are authorized to issue up to 75,000 shares. Each share of Series A Convertible Preferred Stock has a liquidation preference of $44.44 per share and does not accrue any dividends. The Preferred Stock is convertible into our common stock, at the option of the holder, into such number of shares of common stock determined by multiplying the number of shares of Series A Convertible Preferred Stock to be converted by $22.22 and dividing the result by the conversion price of $0.08888. Each share of Series A Convertible Preferred Stock shall be entitled to one vote per share with respect to any matter brought before such meeting t o the same extent as any other class of stock, Common or Preferred, that has voting rights.

The conversion price of the Series A Convertible Preferred Stock will be adjusted in the following circumstances:

•
If we pay a stock dividend, engage in a stock split, reclassify our shares of common stock or engage in a similar transaction, the conversion price of the Series A Convertible Preferred Stock will be adjusted proportionately;

•
If we issue rights, options or warrants to all holders of our common stock entitling them to subscribe for or purchase shares of common stock at a price per share less than $0.08888 per share, then the conversion price of the Series A Convertible Preferred Stock will be adjusted to such lower price on a full-ratchet basis; or

•
If we issue shares, rights, warrants, options or other securities or debt that are convertible into or exchangeable for shares of our common stock, at a price per share less than $0.08888 per share, then the conversion price will be adjusted to such lower price on a full-ratchet basis.

At our option, we have the right to force the holders of the Series A Convertible Preferred Stock to convert them into shares of common stock at the conversion price if any of the following events occurs:  (i)  we have positive cumulative earnings before interest, depreciation, taxes and amortization of at least $750,000 over four consecutive rolling calendar quarters; (ii) upon the closing of a private placement of at least $3,000,000 on terms acceptable to the holders of a majority of our issued and outstanding common stock at such time; or (iii) upon the closing of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock for our account to the public at an aggregate offering price to the public (prior to the deduction of underwriting commissions and expenses) equal to or in excess of $8,000,000, and resulting in the listing of our Common Stock on a national securities exchange or on the National Association of Securities Dealers National Market System.   We will not have the option to convert the Series A Convertible Preferred Stock into shares of common stock as a result of this offering.

OPTIONS

On August 4, 2008, we granted Dr. Wade Fox stock options for 500,000 shares of stock at an exercise price of $0.08888 per share.  The options are subject to a vesting schedule as follows:  166,667 options on August 4, 2008; 166,667 options on August 4, 2009; and 166,666 options on August 4, 2010.  The options have a termination date of August 3, 2018.

WARRANTS

In connection with convertible debentures issued between December 2006 and April 2007, we issued warrants to purchase 2,202,750 shares of our common stock.  The warrants are exercisable until January 1, 2009 at an exercise price of $0.01 per share.

CONVERTIBLE SECURITIES

We have issued an aggregate principal amount of $440,497 of convertible debentures with detachable warrants to certain stockholders between December 2006 and April 2007. These debentures bear interest at the fixed rate of 10% per annum, and shall be paid in arrears on a quarterly basis, commencing April 1, 2007. These debentures mature on January 1, 2009, at which time the unpaid principal balance will be due and payable. The rights of the holders under these debentures to collect the amounts due are subordinated to the rights of certain banks. These debentures shall be convertible in full into shares of our series A convertible preferred stock at the option of the holder at any time after the date of issuance. No partial conversions of the debentures shall be allowed. The conversion price shall be $22.22 per share, subject to adjustment pursuant to the terms of the debenture agreement.

ISSUANCE OF SECURITIES TO THE SELLING STOCKHOLDERS

On October 12, 2007, we issued 1,750,000 shares of our common stock to Concordia Financial Group, Inc. in consideration for consulting and financial services rendered.  These shares were issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

On October 22, 2007, we issued 750,000 shares of our common stock to Sichenzia Ross Friedman Ference LLP in consideration for legal services rendered.  These shares were issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

In December 2007, we sold an aggregate of 1,094,000 shares of our common stock to 15 accredited investors for aggregate gross proceeds of $97,234.72.  These shares were issued in reliance on the exemption provided by Regulation D promulgated under the Securities Act of 1933, as amended.

Between January 2008 and February 2008, we sold an aggregate of 348,750 shares of our common stock to three accredited investors for aggregate gross proceeds of $30,996.90.  These shares were issued in reliance on the exemption provided by Regulation D promulgated under the Securities Act of 1933, as amended.

SHARES ELIGIBLE FOR FUTURE SALE

Before this offering, there has not been a public market for shares of our common stock. Future sales of substantial amounts of shares of our common stock, including shares issued upon the exercise of outstanding options, in the public market after this offering, or the possibility of these sales occurring, could cause the prevailing market price for our common stock to fall or impair our ability to raise equity capital in the future.

As of October 10 , 2008, a total of 23,716,361 shares of common stock are outstanding, which does not include any shares issuable upon exercise of outstanding options or warrants to purchase common stock. Of these shares, all 3,942,750 shares of common stock sold in this offering by the selling stockholders will be freely tradable in the public market without restriction or further registration under the Securities Act, unless these shares are held by “affiliates,” as that term is defined in Rule 144 under the Securities Act.

The remaining 19,773,611 shares of common stock will be “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rules 144 or 701 under the Securities Act, which are summarized below.

After giving effect to the provisions of Rules 144 and 701 under the Securities Act, these restricted securities will be available for sale in the public market as follows:

Number of
Date	Shares
On the date of this prospectus	19,773,611
90 days after the date of this prospectus	19,362,500
At various times beginning more than 180 days after the date of this prospectus	19,754,861

Rule 144

In general, under Rule 144 an affiliate who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled to sell, within any three-month period a number of shares that does not exceed the greater of:

•	1% of the number of shares of our common stock then outstanding, which will equal approximately 237,163 shares immediately after this offering; or

•	the average weekly trading volume of our common stock on a principal market or exchange during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

These sales may commence beginning 90 days after the date of this prospectus, subject to continued availability of current public information about us. Such sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements.

A person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale may sell the shares proposed to be sold according to the following conditions:

•
If the person has beneficially owned the shares for at least six months, including the holding period of any prior owner other than an affiliate, the shares may be sold, subject to continued availability of current public information about us.

•	If the person has beneficially owned the shares for at least one year, including the holding period of any prior owner other than an affiliate, the shares may be sold without any Rule 144 limitations.

Rule 701

In general, under Rule 701 as currently in effect, any of our employees, consultants or advisors who purchase shares from us in connection with a compensatory stock or option plan or other written agreement in a transaction before the effective date of this offering that was completed in reliance on Rule 701 and complied with the requirements of Rule 701 will, subject to the lock-up restrictions described below, be eligible to resell such shares 90 days after the effective date of this offering in reliance on Rule 144, but without compliance with certain restrictions, including the holding period, contained in Rule 144.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation, as amended, provides to the fullest extent permitted by Oklahoma law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Certificate of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

No market currently exists for our shares.  The price reflected in this prospectus of $0.08888 per share is the initial offering price of the shares of common stock upon the effectiveness of this prospectus.  The selling stockholders may, from time to time, sell any or all of their shares of common stock covered by this prospectus in private transactions at a price of $0.08888 per share or on any stock exchange, market or trading facility on which the shares may then be traded. If our shares are quoted on the Over-the-Counter Bulletin Board ("OTCBB"), the selling stockholders may sell any or all of their shares at prevailing market prices or privately negotiated prices. The term "selling stockholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. We will pay the expense incurred to register the shares being offered by the selling stockholders for resale, but the selling stockholders will pay any underwriting discounts and brokerage commissions associated with these sales. The selling stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The $0.08888 per share offering price of the shares of common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value. Additionally, the offering price of our shares is higher than the price paid by our founders, and exceeds the per share value of our net tangible assets. Therefore, if you purchase shares in this offering, you will experience immediate and substantial dilution. You may also suffer additional dilution in the future from the sale of additional shares of common stock or other securities, if the need for additional financing forces us to make such sales. Investors should be aware of the risk of judging the real or potential future market value, if any, of our common stock by comparison to the offering price.

The selling stockholder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholder may pledge its shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other such person. In the event that the selling stockholder is deemed affiliated with purchasers or distribution participants within the meaning of Regulation M, then the selling stockholder will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder is contractually restricted from engaging in short sells. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If the selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

We are required to pay certain fees and expenses we incur incident to the registration of the shares.

Because the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

SELLING STOCKHOLDERS

The following table sets forth the common stock ownership of the selling stockholders as of October 10 , 2008. Other than as set forth in the following table, the selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

	Beneficial Ownership Prior to this Offering (1)			Beneficial Ownership After this Offering (1) (2)
Selling Stockholder	Number of Shares	Percent of Class	Shares That May be Offered and Sold Hereby	Number of Shares	Percent of Class
Gary J. Blan and Jayna O. Blan	250,000	1.05%	250,000	0	0
Lance Kilgore	112,750	*	112,750	0	0
Clark Johannson	56,250	*	56,250	0	0
W.G. Campbell	56,250	*	56,250	0	0
Richard Morantz	56,250	*	56,250	0	0
Doug Buhler	56,250	*	56,250	0	0
Gary Coleman	56,250	*	56,250	0	0
Dave Macangus	56,250	*	56,250	0	0
Gary Shnier	56,250	*	56,250	0	0
Scott Johannson	56,250	*	56,250	0	0
Eric Johannson	56,250	*	56,250	0	0
Rick Duha	56,250	*	56,250	0	0
Alan Killian	56,250	*	56,250	0	0
Greg Jeter	56,250	*	56,250	0	0
Chet Hood	56,250	*	56,250	0	0
Jim Horan	168,750	*	168,750	0	0
Loren Ilvedson	123,750	*	123,750	0	0
Cynthia Reese	56,250	*	56,250	0	0
Sichenzia Ross Friedman Ference LLP (3)	750,000	3.16%	750,000	0	0
Concordia Financial Group, Inc. (4)	1,750,000	7.38%	1,750,000	0	0
* Less than 1%.

(1)	Percentage calculated on the basis of 23,716,361 shares of common stock outstanding on October 10 , 2008.

(2)
Assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholders are under no obligations known to us to sell any shares of common stock at this time.

(3)	Gregory Sichenzia, Marc J. Ross, Richard A. Friedman and Michael Ference have shared voting and dispositive power over the shares held by Sichenzia Ross Friedman Ference LLP.

(4)	Kenneth Evans, Jr. has sole voting and dispositive power over the shares held by Concordia Financial Group, Inc.

Private Placement

In December 2007, we sold an aggregate of 1,094,000 shares of our common stock to 15 accredited investors for $0.08888 per share, for aggregate gross proceeds of $97,234.72.  We granted the investors piggyback registration rights. These shares were issued in reliance on the exemption provided by Regulation D promulgated under the Securities Act of 1933, as amended.

Between January 2008 and February 2008, we sold an aggregate of 348,750 shares of our common stock to three accredited investors for $0.08888 per share, for aggregate gross proceeds of $30,996.90.  We granted the investors piggyback registration rights. These shares were issued in reliance on the exemption provided by Regulation D promulgated under the Securities Act of 1933, as amended.

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.   Sichenzia Ross Friedman Ference LLP is also the holder of 750,000 shares of our common stock, all of which are included in this registration statement.

EXPERTS

Tullius Taylor Sartain & Sartain LLP, independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2007 and 2006 and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm’s opinion based on their expertise in accounting and auditing.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act.  We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus.  For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C.  20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

WELLQUEST MEDICAL & WELLNESS CORPORATION

INDEX TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2007 and 2006
Consolidated Balance Sheets	F-3
Consolidated Statements of Operations	F-4
Consolidated Statements of Stockholders’ Deficit	F-5
Consolidated Statements of Cash Flows	F-6
Notes to Consolidated Financial Statements	F-7 to F-20

Consolidated Balance Sheet:
For the Six Months Ended June 30, 2008 (Unaudited)	F-21

Consolidated Statements of Operations:
Three and Six Months Ended June 30, 2008 and 2007 (Unaudited)	F-22

Consolidated Statements of Cash Flows:
Six Months Ended June 30, 2008 and 2007 (Unaudited)	F-23

Notes to Unaudited Consolidated Financial Statements:
June 30, 2008 and 2007	F-24 to F-29

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
WellQuest Medical & Wellness Corporation

We have audited the accompanying consolidated balance sheets of WellQuest Medical & Wellness Corporation (formerly HQHealthQuest Medical & Wellness Centers, LTD ) and subsidiary as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the financial position of WellQuest Medical & Wellness Corporation (formerly HQHealthQuest Medical & Wellness Centers, LTD ) and subsidiary as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America .

As described in Note 2 to the financial statements, the 2007 financial statements have been restated for an error in the application of accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has both a working capital deficit and accumulated deficit.  These factors raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ TULLIUS TAYLOR SARTAIN & SARTAIN LLP

Fayetteville, Arkansas
September 5, 2008, except for the correction
of an error described in Note 2,
which is as of October 8, 2008

WELLQUEST MEDICAL & WELLNESS CORPORATION
(formerly HQHealthQuest Medical & Wellness Centers, Ltd.)

Consolidated Balance Sheets

December 31, 2007 and 2006

	2007	2006
Assets
Current assets:
Cash	$91,711	$21,287
Accounts receivable, less allowances of $184,585 and $90,379 at December 31, 2007 and 2006, respectively	329,117	223,028
Certificate of deposit, restricted	250,000	-
Other current assets	65,729	26,907

Total current assets	736,557	271,222
Property and equipment, net	495,327	407,086
Certificate of deposit, restricted	-	250,000

	$1,231,884	$928,308

Liabilities and Stockholders' Deficit
Current liabilities:
Line of credit	$193,765	$148,988
Accounts payable	285,641	187,494
Accrued liabilities	185,139	142,405
Due to physicians and related parties	375,335	168,851
Current maturities of long-term debt	352,585	89,898
Current obligations under capital leases	20,291	-
Current maturities of subordinated debentures payable to stockholders	125,005	-
Total current liabilities	1,537,761	737,636
Long-term debt, less current maturities	517,804	882,102
Long-term obligations under capital leases, less current portion	142,548	-
Subordinated debentures payable to stockholders, less current maturities, net of unamortized discount of $112,000 and $85,000 at December 31, 2007 and 2006, respectively	328,497	253,669

Total liabilities	2,526,610	1,873,407

Stockholders' deficit:
Preferred stock - $.01 par value; authorized 2,500,000 shares 75,000 designated as Series A convertible preferred stock ; 37,440 and 36,315 shares issued and outstanding at December 31, 2007 and 2006, respectively	374	363
Common stock - $.001 par value; authorized 150,000,000 shares; 22,975,250 and 18,875,000 issued and outstanding at December 31, 2007 and 2006, respectively	22,975	18,875
Additional paid-in capital	1,184,304	798,972
Warrants outstanding	177,000	85,000
Accumulated deficit	(2,679,379)	(1,848,309)
	(1,294,726)	(945,099)
Total liabilities and stockholders' deficit	$1,231,884	$928,308

The accompanying notes are an integral part of these consolidated financial statements.

WELLQUEST MEDICAL & WELLNESS CORPORATION
(formerly HQHealthQuest Medical & Wellness Centers, Ltd.)

Consolidated Statements of Operations

Years ended December 31, 2007 and 2006

	2007	2006

Net revenue	$2,363,887	$1,585,543

Operating expenses:
Salaries, wages and benefits	1,081,077	876,950
Rents and facility expenses	259,681	262,658
Clinic direct expenses, excluding salaries, wages and benefits	793,445	601,396
Spa direct expenses, excluding salaries, wages and benefits	215,850	216,573
General corporate expenses	485,026	289,803
Depreciation and amortization	102,363	81,286

Total operating expenses	2,937,442	2,328,666

Operating loss	(573,555)	(743,123)

Interest income (expense):
Interest income	12,739	11,032
Interest expense	(270,254)	(151,695)

Net interest expense	(257,515)	(140,663)

Net loss applicable to common stock	$(831,070)	$(883,786)

Loss per common share:
Basic and diluted	$(0.04)	$(0.05)

Weighted average number of common shares and dilutive common share equivalents outstanding:
Basic and diluted	19,505,250	18,411,750

The accompanying notes are an integral part of these consolidated financial statements.

WELLQUEST MEDICAL & WELLNESS CORPORATION
(formerly HQHealthQuest Medical & Wellness Centers, Ltd.)

Consolidated Statements of Stockholders’ Deficit

Years ended December 31, 2007 and 2006

	Common		Series A Convertible Preferred		Additional Paid-in	Warrants	Accumulated	Total Stockholders'
	Shares	$	Shares	$	Capital	Outstanding	Deficit	Deficit

Balance, December 31, 2005	18,250,000	$18,250	29,025	$290	$637,660	$-	$(964,523)	$(308,323)
Net loss	-	-	-	-	-	-	(883,786)	(883,786)
Issuance of common stock for cash	625,000	625	-	-	(600)	-	-	25
Issuance of subordinated convertible debentures with warrants	-	-	-	-	-	85,000	-	85,000
Issuance of convertible preferred stock for cash	-	-	7,290	73	161,912	-	-	161,985

Balance, December 31, 2006	18,875,000	18,875	36,315	363	798,972	85,000	(1,848,309)	(945,099)
Net loss	-	-	-	-	-	-	(831,070)	(831,070)
Issuance of common stock for cash	1,094,000	1,094	-	-	96,149	-	-	97,243
Issuance of common stock for services performed	3,006,250	3,006	-	-	264,194	-	-	267,200
Issuance of subordinated convertible debentures with warrants	-	-	-	-	-	92,000	-	92,000
Issuance of convertible preferred stock for cash	-	-	1,125	11	24,989	-	-	25,000

Balance, December 31, 2007	22,975,250	$22,975	37,440	$374	$1,184,304	$177,000	$(2,679,379)	$(1,294,726)

The accompanying notes are an integral part of these consolidated financial statements.

WELLQUEST MEDICAL & WELLNESS CORPORATION
(formerly HQHealthQuest Medical & Wellness Centers, Ltd.)

Consolidated Statements of Cash Flows

Years ended December 31, 2007 and 2006

	2007	2006

Cash Flows from Operating Activities
Net loss	$(831,070)	$(883,786)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	102,363	81,286
Provision for uncollectible accounts	94,206	49,501
Amortization of Debt Discount	65,000	-
Common stock issued in exchange for services	267,200	-
Change in assets and liabilities:
Accounts receivable	(200,295)	(210,980)
Other current assets	(38,822)	31,469
Accounts payable and accrued liabilities	140,881	193,887
Due to physicians and related parties	206,484	51,186

Net cash used in operating activities	(194,053)	(687,437)

Cash Flows from Investing Activities
Purchases of property and equipment	(17,428)	(33,106)
Proceeds from sale of property and equipment	-	6,622

Net cash used in investing activities	(17,428)	(26,484)

Cash Flows from Financing Activities
Repayment of long-term borrowings and obligations under capital leases	(111,948)	(28,000)
Proceeds from issuance of subordinated notes to stockholders	226,833	338,669
Net borrowings on line of credit	44,777	148,988
Proceeds from issuance of common stock	97,243	25
Proceeds from issuance of convertible preferred stock	25,000	161,985

Net cash provided by financing activities	281,905	621,667

Net increase (decrease) in cash	70,424	(92,254)
Cash, beginning of year	21,287	113,541

Cash, end of year	$91,711	$21,287

Non-cash Investing and Financing Activities
Issuance of warrants in association with subordinated notes	-	177,000
Property acquired under capital lease	173,176	-

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$204,647	$118,741

The accompanying notes are an integral part of these consolidated financial statements.

WELLQUEST MEDICAL & WELLNESS CORPORATION
(formerly HQHealthQuest Medical & Wellness Centers, Ltd.)

Notes to Consolidated Financial Statements December 31, 2007 and 2006

1.  Organization and Business Description and Management’s Plans

HQHealthQuest Medical & Wellness Centers, LTD (“HQHealthQuest”) was incorporated in the state of Oklahoma in November 2004.  Its wholly-owned subsidiary, WellQuest of Arkansas, Inc. (“WellQuest of Arkansas”), was incorporated in the state of Arkansas in May 2005.  We changed our name to WellQuest Medical & Wellness Corporation (“WellQuest”) on April 24, 2008.

WellQuest delivers an integrated model of primary medical care, preventive/wellness services and medical esthetics in upscale facilities located in high-traffic retail corridors.  The delivery site is titled “WellQuest Medical Clinic and Spa”, a trademarked business name.  The WellQuest concept combines a customer-service oriented medical treatment facility for interventional care with programmed preventive services and products that lead clients in the quest for wellness.  The facility also houses an advanced medical spa for skincare services and products. WellQuest currently operates one facility in Bentonville, Arkansas.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of WellQuest, it’s wholly owned subsidiary, WellQuest of Arkansas, and Northwest Arkansas Primary Care Physicians, P.A. (collectively, the “Company”).  In December 2003, the Financial Accounting Standards Board (FASB) issued FASB Interpretation 46R (FIN 46R), Consolidation of Variable Interest Entities.  FIN 46R clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, which addressed the consolidation by business enterprises of variable interest entities (VIEs).  FIN 46R provides guidance in determining when VIEs should be consolidated in the financial statements of the primary beneficiary.

WellQuest of Arkansas entered into a Management and Medical Services Agreement with Northwest Arkansas Primary Care Physicians, P.A pursuant to which Northwest Arkansas Primary Care Physicians was granted exclusive rights to operate medical practices in the current center and all future sites that WellQuest of Arkansas might open in Northwest Arkansas.  As a result, Northwest Arkansas Primary Care Physicians is responsible for hiring all physicians and nurse practitioners who operate in the medical clinic. The proceeds from the practice are assigned to WellQuest of Arkansas.  From those proceeds, WellQuest of Arkansas pays the compensation of the employees of Northwest Arkansas Primary Care Physicians and all expenses associated from the conduct of the practice.  WellQuest of Arkansas receives a monthly management fee of 7.5% of the practice’s net revenues, and after all practice loans and interest are repaid in full, receives a performance bonus as a share of any practice operating profits after physician compensation and all practice operating expenses are paid.   Any remaining profits are paid to Northwest Arkansas Primary Care Physicians, P.A.  Because Northwest Arkansas Primary Care Physicians, P.A. currently has outstanding loans due to WellQuest of Arkansas, 80% of any remaining profits are used to reduce the debt.  The remaining 20% of any remaining profits are paid or payable to the owners of Northwest Arkansas Primary Care Physicians, P.A.  Once the debt has been repaid in full, remaining profits will be paid or payable to Northwest Arkansas Primary Care Physicians, P.A.

Because the accounts of Northwest Arkansas Primary Care Physicians, P.A. are consolidated with ours, loans to fund Northwest Arkansas Primary Care Physicians, P.A.’s operating losses are eliminated and reported as expenses in the consolidated financial statements.  Operating profits of Northwest Arkansas Primary Care Physicians, P.A. used to reduce its debt to WellQuest are eliminated and reported as operating profits in the consolidated financial statements.  For each period presented, Northwest Arkansas Primary Care Physicians, P.A.’s profits paid or payable to its owners are reported as physician compensation in clinic direct expenses.

As a result of WellQuest’s evaluation of the effect that the adoption of FIN 46R would have on WellQuest's results of operations and financial condition, WellQuest determined that Northwest Arkansas Primary Care Physicians, P.A. qualifies for consolidation, as WellQuest is the primary beneficiary of the operations of the clinic after physician compensation pursuant to the terms of the management agreement.  As a result, the operations of the clinic, primarily clinic revenues and expenses, were consolidated into WellQuest for financial statement reporting purposes in accordance with the provisions of FIN 46R.  All significant intercompany accounts and transactions have been eliminated.

WELLQUEST MEDICAL & WELLNESS CORPORATION
(formerly HQHealthQuest Medical & Wellness Centers, Ltd.)

Notes to Consolidated Financial Statements December 31, 2007 and 2006

Management’s Plans

The financial statements of the Company have been prepared on the basis of accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At December 31, 2007, the Company had a working capital deficit of approximately $801,000 and had incurred net losses of approximately $831,000 for the year ended December 31, 2007 and $884,000 for the year ended December 31, 2006.  The Company also has an accumulated deficit of approximately  $2.7 million at December 31, 2007.  The Company has, in large part, been supported by the proceeds from the SBA guaranteed debt and certain major stockholders.  There is no commitment for such stockholders to continue providing financial support to the Company.

These factors, among others, raise substantial doubt concerning the ability of the Company to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.  The ability of the Company to continue as a going concern is dependent upon the ongoing support of its stockholders, investors, customers and creditors, and its ability to successfully establish and operate additional clinics and spas throughout selected geographical markets.  As discussed in the following paragraph, the Company will require additional financial resources in order to fund obligations as they become due.

WellQuest is seeking to identify potential equity participants in the public equity market in an attempt to generate sufficient additional investment capital to meet working capital needs for expansion and development.  Management and major stockholders are currently marketing the Company based on management's plans which include: expanding the model, which will enable WellQuest to spread its management costs over several centers; fund expansion to a major metropolitan area in the United States; and complete development of the business model.  This funding will further allow WellQuest to reduce debt service requirements.

Completion of management's plans will require the Company to obtain additional debt or equity financing beyond those resources currently available to the Company.  There is no assurance the Company will be successful in securing resources to fund current obligations as they become due in 2008 or to support the Company until such time, if ever, that the Company is able to consistently generate income from operations.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

Accounts receivable principally represent receivables from customers and third-party payors for medical services provided by clinic physicians, less an allowance for contractual adjustments and doubtful accounts. The Company utilizes a third party billing organization that estimates the collectibility of receivables based on industry standards and the Company’s collection history.  The Company recorded contractual adjustments and bad debt expense of approximately $1,143,000 and $246,000 in 2007 and 2006, respectively.  These amounts are considered in the determination of net revenue on the statements of operations.  Adjustments to the allowance for doubtful accounts for December 31, 2007 and December 31, 2006 are as follows:

WELLQUEST MEDICAL & WELLNESS CORPORATION
(formerly HQHealthQuest Medical & Wellness Centers, Ltd.)

Notes to Consolidated Financial Statements December 31, 2007 and 2006

Description	Balance at Beginning of Period	Charged to Costs and Expenses	Deductions	Balance at End of Period

Year ended December 31, 2007:
Allowance for doubtful accounts
Contractual adjustments	$60,939	$954,308	$876,192	$139,055
Bad debt expense	29,440	189,173	173,083	45,530
	$90,379	$1,143,481	$1,049,275	$184,585

Year ended December 31, 2006 :
Allowance for doubtful accounts
Contractual adjustments	$33,308	$209,609	$181,978	$60,939
Bad debt expense	7,570	36,070	$14,200	29,440
	$40,878	$245,679	$196,178	$90,379

Other Current Assets

Other current assets include $50,000 of inventoried medical supplies, cosmetics, and skincare products.  These assets are recorded at the lower of cost or market on a first in, first out basis.  The Company performs quarterly reviews of inventory for expired or obsolete items and if necessary, records a valuation allowance.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Useful lives of furniture and equipment are estimated to range from five to fifteen years; useful lives of leasehold improvements are estimated to be ten years. Gains or losses on sales or other dispositions of property are credited or charged to income in the period incurred. Repairs and maintenance costs are charged to income in the period incurred, unless it is determined that the useful life of the respective asset has been extended.

Revenue Recognition

The Company recognizes revenue in accordance with Securities and Exchange Commission (SEC) Staff Accounting Bulletin No. 104, Revenue Recognition in Financial Statements (SAB 104). Under SAB 104, revenue is recognized when the title and risk of loss have passed to the customer, there is persuasive evidence of an arrangement, delivery has occurred or services have been rendered, the sales price is determinable and collectibility is reasonably assured.

Net revenue of the Company is comprised of net clinic revenue and revenue derived from the sales of spa services and related products. Net clinic revenue is recorded at established rates reduced by provisions for doubtful accounts and contractual adjustments. Contractual adjustments arise as a result of the terms of certain reimbursement and managed care contracts. Such adjustments represent the difference between charges at established rates and estimated recoverable amounts and are recognized in the period the services are rendered. Any differences between estimated contractual adjustments and actual final settlements under reimbursement contracts are recognized in the year the settlements are determined.

Spa revenues are recognized at the time of sale, as this is when the services have been provided or, in the case of product revenues, delivery has occurred, and the spa receives the customer’s payment. Revenues from pre-paid purchases are also recorded when the customer takes possession of the merchandise or receives the service. Pre-paid purchases are defined as either gift cards or series sales.  Series sales are the purchase of a series of services to be received over a period of time.  Pre-paid purchases are recorded as a liability (deferred revenue) until they are redeemed. Gift cards expire two years from the date of the customer’s purchase.  Series sales do not carry an expiration date.

WELLQUEST MEDICAL & WELLNESS CORPORATION
(formerly HQHealthQuest Medical & Wellness Centers, Ltd.)

Notes to Consolidated Financial Statements December 31, 2007 and 2006

Income Taxes

The Company accounts for income taxes following the asset and liability method in accordance with SFAS No. 109, Accounting for Income Taxes. Under such method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years that the asset is expected to be recovered or the liability settled.

The Company adopted the provisions of FASB Interpretation 48, “Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109” (“FIN 48”), on January 1, 2007.  FIN 48 requires application of a more likely than not threshold to the recognition and derecognition of uncertain tax positions.  FIN 48 permits the Company to recognize the amount of tax benefit that has a greater than 50% likelihood of being ultimately realized upon settlement.  It further requires that a change in judgment related to the expected ultimate resolution of uncertain tax positions be recognized in earnings in the quarter of such change.

Upon adoption of FIN 48 on January 1, 2007, the Company recognized no adjustment in the liability for unrecognized income tax benefits and no corresponding change in retained earnings.  The Company does not have any accrued interest or penalties associated with any unrecognized tax benefits.  The Company’s policy is to account for interest and penalties related to uncertain tax positions, if any, in income tax expense.

Share-Based Payment and Stock-Based Compensation Plan

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No 123R, Share-Based Payment (SFAS 123R).  SFAS 123R is a revision of SFAS 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance.  Under paragraph 7 of SFAS 123R, if the fair value of goods or services received in a share-based payment transaction with nonemployees is more reliably measurable than the fair value of the equity instruments issued, the fair value of the goods or services received shall be used to measure the transaction.  In contrast, if the fair value of the equity instruments issued in a share-based payment transaction with nonemployees is more reliably measurable than the fair value of the consideration received, the transaction shall be measured based on the fair value of the equity instruments issued.  The Company utilized the fair value of the equity instruments issued to nonemployees to value the shares issued.

The Company adopted on a prospective basis SFAS 123R beginning January 1, 2006 for stock-based compensation awards granted after that date and for unvested awards outstanding at that date using the modified prospective application method.  The Company recognizes the fair value of stock-based compensation awards in general corporate expense in the consolidated statements of operations on a straight-line basis over the vesting period.

On April 4, 2008, the shareholders of the Company adopted the WellQuest Medical and Wellness Corporation 2008 Incentive Stock Plan (the 2008 Plan).

The purpose of the 2008 Plan is to further the growth and development of the Company by providing, through ownership of stock of the Company, an incentive to officers and other key personnel who are in a position to contribute materially to the prosperity of the Company including, but not limited to, all salaried personnel of the Company, to increase such persons’ interests in the Company’s welfare, to encourage them to continue their services to the Company, and to attract individuals of outstanding ability to enter the employment of the Company.

The 2008 Plan authorizes the issuance of 5,000,000 shares of the Company’s common stock.  On August 4, 2008, the Company granted Dr. Wade Fox stock options for 500,000 shares of stock at an exercise price of $0.08888 per share.  The options are subject to a vesting schedule as follows:  166,667 options on August 4, 2008; 166,667 options on August 4, 2009; and 166,666 options on August 4, 2010.  The options have a termination date of August 3, 2018.

WELLQUEST MEDICAL & WELLNESS CORPORATION
(formerly HQHealthQuest Medical & Wellness Centers, Ltd.)

Notes to Consolidated Financial Statements December 31, 2007 and 2006

On October 12, 2007, we issued 1,750,000 shares of our common stock to Concordia Financial Group, Inc. in consideration for financial and consulting services rendered.  These shares were issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

On October 22, 2007, we issued 750,000 shares of our common stock to Sichenzia Ross Friedman Ference LLP in consideration for legal services rendered.  These shares were issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

On November 15, 2007, we issued 506,250 shares of our common stock to Curtis Rice, a member of the Board of Directors, in consideration for financial services rendered.  These shares were issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

Earnings Per Share

The Company calculates and discloses earnings per share (EPS) in accordance with SFAS No. 128, Earnings Per Share (SFAS 128). SFAS 128 requires dual presentation of Basic and Diluted EPS on the face of the statements of operations and requires a reconciliation of the numerator and denominator of the Basic EPS computation to the numerator and denominator of the Diluted EPS computation. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company.

In computing Diluted EPS, only potential common shares that are dilutive — those that reduce earnings per share or increase loss per share — are included. Exercise of options and warrants or conversion of convertible securities is not assumed if the result would be antidilutive, such as when a loss from continuing operations is reported. The “control number” for determining whether including potential common shares in the Diluted EPS computation would be antidilutive is income from continuing operations. As a result, if there is a loss from continuing operations, Diluted EPS would be computed in the same manner as Basic EPS is computed, even if an entity has net income after adjusting for discontinued operations, an extraordinary item or the cumulative effect of an accounting change. Therefore, Basic and Diluted EPS are calculated in the same manner for the years ended December 31, 2007 and 2006, as there were losses from continuing operations for those periods.

Anti dilutive and/or non-exercisable warrants and convertible preferred stock and convertible subordinated debentures represent approximately 57,000 common shares which may become dilutive in future calculations of EPS.

EPS has been retroactively adjusted to reflect the effect of a February 14, 2008 stock split of 249 shares of our common stock for every share of common stock held on that date as discussed in Note 13.

Advertising

Advertising costs are expensed as incurred. Advertising expense approximated $31,000 and $96,000 in 2007 and 2006, respectively, and have been included in general corporate expenses in the consolidated statements of operations.

Recent Accounting Pronouncements

On July 13, 2006, the FASB issued FIN No. 48, Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109 (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes, by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company adopted the provisions of FIN 48 effective January 1, 2007. The adoption of FIN 48 did not have a material effect on the Company’s consolidated financial statements and related disclosures.

WELLQUEST MEDICAL & WELLNESS CORPORATION
(formerly HQHealthQuest Medical & Wellness Centers, Ltd.)

Notes to Consolidated Financial Statements December 31, 2007 and 2006

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. The issuance of this standard is meant to increase consistency and comparability in fair value measurements. In February 2008, the FASB issued FASB Staff Position 157-1, Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13 (FSP 157-1) and FASB Staff Position 157-2, Effective Date of FASB Statement No. 157 (FSP 157-2). FSP 157-1 amends SFAS 157 to remove certain leasing transactions from its scope. FSP 157-2 delays until January 1, 2009 the effective date of SFAS 157 for all non-financial assets and liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company adopted SFAS 157 as of January 1, 2008. The adoption of SFAS 157 did not have a material impact on its financial statements and related disclosures.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (SFAS 159). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value, and establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company adopted SFAS 159 effective January 1, 2008.  The adoption did not have a material impact on the financial statements and related disclosures.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements (SFAS 160). SFAS 160 was issued to establish accounting and reporting standards for the noncontrolling interest in a subsidiary (formerly called minority interests) and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. FAS No. 160 is effective for the Company in its fiscal year beginning after December 15, 2008.  The Company does not expect the adoption of SFAS 160 to have a material effect on its consolidated financial statements and related disclosures.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (SFAS 141R). SFAS 141R was issued to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects.  This Statement is effective prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company does not expect the adoption of SFAS 141R to have a material effect on its consolidated financial statements and related disclosures.

In March 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133 (SFAS 161). SFAS 161 requires enhanced disclosures about an entity’s derivative and hedging activities, including qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. SFAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008.

Correction of an Error in Previously Issued Financial Statements

The Company restated the value of shares issued to Concordia Financial Group, Inc. and Sichenzia Ross Friedman Ference LLP for services rendered, as described above under “Share-based payment and Stock-Based Compensation Plan”.  The value of these shares was revised to $222,200 from $1,826.  This change has been reflected on the income statement in general corporate expenses and on the balance sheet in additional paid in capital.  The adjustment was made to record the value of the share issuances at $.08888 per share, the estimated fair value of the shares issued.  The adjustment reduced previously reported loss per share from $.03 to $.04.

WELLQUEST MEDICAL & WELLNESS CORPORATION
(formerly HQHealthQuest Medical & Wellness Centers, Ltd.)

Notes to Consolidated Financial Statements December 31, 2007 and 2006

3.  Property and Equipment

The following is a summary of property and equipment as of December 31:

	2007	2006

Furniture and equipment	$682,418	$494,514
Leasehold improvements	21,278	18,578
	703,696	513,092
Less accumulation depreciation	208,369	106,006

Property and equipment, net	$495,327	$407,086

At December 31, 2007, property and equipment includes equipment acquired under capital leases with a total cost of $173,176.  Amortization of the property and equipment acquired under capital leases of $16,493 is included in depreciation expense for the year ended December 31, 2007.

4.  Line of Credit

The Company has a revolving line of credit with a bank dated June 12, 2006 that allows for a maximum borrowing of $250,000. The outstanding balance is due on demand or, if not demanded, March 12, 2009 . Interest accrues on this note at the Wall Street Journal prime rate plus 1.25% (8.5% at December 31, 2007) and is payable monthly. The note is collateralized by accounts receivable and general intangibles, as well as personal guarantees from certain officers, directors and stockholders. The amount of available credit on the line of credit is calculated as 80% of collectible accounts receivable.  This line of credit is subordinated to the note payable to a bank discussed in Note 5.

5.  Long-Term Debt

Long-Term Debt

The Company has a note payable to a bank dated August 3, 2005. The proceeds of this loan have been used to fund business start-up costs, acquisitions of equipment and general operations. The loan agreement bears interest at the Wall Street Journal prime rate plus 2.5% adjusted quarterly (9.75%  at December 31, 2007). The Company was required to pay twelve payments of interest only beginning one month from the date of the loan and each month thereafter. Beginning in the thirteenth month of the loan, the Company began paying monthly principal and interest payments through the date of maturity. The loan matures on August 3, 2013 and is secured by essentially all assets of the Company as well as a 75% guaranty by the Small Business Administration, a personal guaranty from the Company’s CEO and majority stockholder and life insurance of $1,000,000 on the CEO. $250,000 of the original loan proceeds were used to purchase a certificate of deposit to serve as partial collateral for this note. In April 2008, the bank released the certificate of deposit and used the proceeds to reduce the principal balance of the note.  This amount has been included in current maturities of long-term debt on the balance sheet at December 31, 2007.

This note payable contains certain restrictive covenants, both financial and non-financial. The restrictive covenants include a debt service coverage ratio of 1.5:1, maintaining $1 Million in life and disability insurance on the CEO, and restrictions on the CEO’s salary.  As of December 31, 2007, the Company was not in compliance with the debt service coverage ratio.  The Company has obtained a written waiver of said covenant from the bank for the years ended December 31, 2006, 2007 and 2008.  The waiver requires the Company to establish and maintain a debt service coverage ratio of 1.5:1 by March 31, 2009.

WELLQUEST MEDICAL & WELLNESS CORPORATION
(formerly HQHealthQuest Medical & Wellness Centers, Ltd.)

Notes to Consolidated Financial Statements December 31, 2007 and 2006

At December 31, the balance of this note was as follows:

	2007	2006

Long-term debt	$870,389	$972,000

Less current maturities	352,585	89,898

Long-term debt, less current maturities	$517,804	$882,102

Future minimum payments as of December 31, 2007 are as follows:

2008	$352,585
2009	95,810
2010	103,504
2011	111,817
2012	120,798
Thereafter	85,875

$870,389

Subordinated Debentures Payable to Stockholders

Subordinated Debentures with Detachable Warrants

In 2006, the Company issued debentures with detachable warrants to certain stockholders. These debentures bear interest at the fixed rate of 10% per annum, and shall be paid in arrears on a quarterly basis, commencing December 31, 2006. These debentures mature on March 31, 2008, at which time the unpaid principal balance will be due and payable. The rights of the holders under these debentures to collect the amounts due are subordinated to the rights of the banks owed as identified in Long-Term Debt above and Note 4. As additional consideration for these debentures, the Company issued warrants to purchase 625,000 shares of the common stock of the Company at a price of $0.01 per share. All such warrants were exercised upon issuance of the related debentures.  Subsequent to December 31, 2007, three holders of the above debentures extended the maturity date to September 30, 2008.  The remaining investor was paid the principal amount of the debenture in full as of March 31, 2008.

Subordinated Convertible Debentures with Detachable Warrants

In 2007 and 2006, the Company issued convertible debentures with detachable warrants to certain stockholders. These debentures bear interest at the fixed rate of 10% per annum, and shall be paid in arrears on a quarterly basis. These debentures mature at various times in 2008 and 2009, at which time the unpaid principal balance will be due and payable. The rights of the holders under these debentures to collect the amounts due are subordinated to the rights of the banks owed as identified in Long-Term Debt above and Note 4. These debentures are convertible in full into shares of the Company’s series A convertible preferred stock at the option of the holder at any time after the date of issuance. No partial conversions of the debentures are allowed. The conversion price is $22.22 per share, subject to adjustment pursuant to the terms of the debenture agreement. As additional consideration for these debentures, the Company issued warrants to purchase 2,202,750 shares of the common stock of the Company at a price of $0.01 per share. The holder of these debentures will have the option to either: (i) exercise the warrant and acquire common stock, or (ii) exercise the conversion feature of this debenture, and acquire preferred stock of the Company. There were no conversions or exercise of warrants attributable to these convertible debentures in 2007.

WELLQUEST MEDICAL & WELLNESS CORPORATION
(formerly HQHealthQuest Medical & Wellness Centers, Ltd.)

Notes to Consolidated Financial Statements December 31, 2007 and 2006
Issuances of Subordinated Convertible Debentures with Detachable Warrants

On December 31, 2006, the Company issued a convertible debenture with detachable warrants in the amount of $44,128 to a stockholder.  As part of the transaction, the Company issued warrants to purchase 220,750 shares of common stock.  The warrants were valued at approximately $17,500 in the equity section of the balance sheet.

On December 31, 2006, the Company issued a convertible debenture with detachable warrants in the amount of $150,000 to a stockholder.  As part of the transaction, the Company issued warrants to purchase 750,000 shares of common stock.  The warrants were valued at approximately $60,000 in the equity section of the balance sheet.

On December 31, 2006, the Company issued a convertible debenture with detachable warrants in the amount of $19,536 to a stockholder.  As part of the transaction, the Company issued warrants to purchase 97,750 shares of common stock.  The warrants were valued at approximately $7,500 in the equity section of the balance sheet.

On January 4, 2007, the Company issued a convertible debenture with detachable warrants in the amount of $50,000 to a stockholder.  As part of the transaction, the Company issued warrants to purchase 250,000 shares of common stock.  The warrants were valued at approximately $20,000 in the equity section of the balance sheet.

On February 1, 2007, the Company issued a convertible debenture with detachable warrants in the amount of $5,000 to a stockholder.  As part of the transaction, the Company issued warrants to purchase 25,000 shares of common stock.  The warrants were valued at approximately $2,000 in the equity section of the balance sheet.

On April 11, 2007, the Company issued a convertible debenture with detachable warrants in the amount of $25,000 to a stockholder.  As part of the transaction, the Company issued warrants to purchase 125,000 shares of common stock.  The warrants were valued at approximately $10,000 in the equity section of the balance sheet.

On June 15, 2007, the Company issued a convertible debenture with detachable warrants in the amount of $27,000 to a stockholder.  As part of the transaction, the Company issued warrants to purchase 135,000 shares of common stock.  The warrants were valued at approximately $11,000 in the equity section of the balance sheet.

On August 1, 2007, the Company issued a convertible debenture with detachable warrants in the amount of $27,833 to a stockholder.  As part of the transaction, the Company issued warrants to purchase 139,250 shares of common stock.  The warrants were valued at approximately $11,500 in the equity section of the balance sheet.

On August 17, 2007, the Company issued a convertible debenture with detachable warrants in the amount of $92,000 to a stockholder.  As part of the transaction, the Company issued warrants to purchase 460,000 shares of common stock.  The warrants were valued at approximately $37,500 in the equity section of the balance sheet.

Subordinated debentures payable to stockholders consisted of the following as of December 31, 2007:

The aggregate maturities of long-term debt and subordinated debentures at December 31, 2007, are as follows:

Subordinated debentures with detachable warrants	$125,005
Subordinated convertible debentures with detachable warrants	440,497
Total subordinated debentures	565,502
Less amount of debt discount attributable to warrants outstanding	112,000
453,502
Less current maturities of subordinated debentures	125,005
Long-term subordinated debentures	328,497

Future minimum payments as of December 31, 2007 are as follows:

2008	$125,005
2009	440,497
$565,502

WELLQUEST MEDICAL & WELLNESS CORPORATION
(formerly HQHealthQuest Medical & Wellness Centers, Ltd.)

Notes to Consolidated Financial Statements December 31, 2007 and 2006
The Company accounts for warrants under the provisions of Emerging Issues Task Force abstract 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock (EITF 00-19).  The terms detailed in the agreements allow the warrants to be classified as equity rather than debt in the Company's balance sheet under the provisions of EITF 00-19.  As a result, there was no impact on earnings as of the grant date of the warrants.

During the years ended December 31, 2007 and 2006, the Company recorded approximately $92,000 and $85,000, respectively, in warrants outstanding in the equity section of its balance sheet and recorded a discount of the same amount.  The discount is being amortized to interest expense over the life of the respective agreement.  The warrant valuation was determined at the respective grant dates using the Black-Scholes option-pricing model, with the following details and assumptions.  The underlying stock price was $0.08888 , and the exercise price of the warrants was $0.01.  The volatility of the stock underlying the warrants ranged from 50% to 200%, and the risk-free rates of return ranged from 4.18% to 5.05%.

6. Lease Commitments

The Company leases office space under operating leases expiring July 2011 and September 2015.  The Company leases a vehicle under an operating lease expiring July 2008.  The vehicle is leased from the Company’s CEO, who is also a stockholder.

The Company leases certain equipment under a capital lease expiring May 2013.  The equipment is leased from an entity partially owned by a stockholder of the Company.  The aggregate monthly lease payments are approximately $3,800.

Future minimum rental payments as of December 31, 2007 are as follows:

	Capital Leases	Operating Leases
2008	$45,653	$211,368
2009	45,653	214,890
2010	45,653	215,907
2011	45,653	204,682
2012	45,653	186,119
Thereafter	19,022	496,318
	247,287	$1,529,284
Less amount representing interest	84,448
Present value of future minimum lease payments	162,839
Less – current obligations under capital lease	20,291
Long-term obligations under capital lease	$142,548

7. Series A Convertible Preferred Stock

A summary of the preferred stock at December 31, 2007 is as follows:

	Shares Authorized	Shares Issued	Shares Outstanding	Par Value	Liquidation Value

Series A	75,000	37,440	37,440	$0.01	$1,663,834

During 2005, 29,025 shares of the Company’s Series A convertible preferred stock (“preferred stock”) were issued at $22.22 a share. In 2006, 7,290 shares of the preferred stock were issued at $22.22 per share.  In 2007, 1,125 shares of the preferred stock were issued at $22.22 per share.

A summary of the rights, preferences, and privileges of the preferred stock is as follows:

WELLQUEST MEDICAL & WELLNESS CORPORATION
(formerly HQHealthQuest Medical & Wellness Centers, Ltd.)

Notes to Consolidated Financial Statements December 31, 2007 and 2006
Dividends – The holders of the preferred stock shall have no dividend preference over the Company’s common stock. In the event the board of directors shall ever declare a dividend, the holders of the preferred stock shall be entitled to participate in such dividend, pro rata, to the same extent as any holder of the common stock on which such dividend may be declared.

Liquidation – In the event of any liquidation, dissolution, or winding-up of the Company (including a change of control), the holders of the preferred stock shall be entitled to receive, out of the remaining assets of the Company, the liquidation valued in cash for each of the shares of preferred stock they then hold. These distributions will be made prior to any distributions to other stockholders. Any amounts remaining after such distributions will be distributed to the holders of the common stock and the preferred stock on parity with each other (on an as-converted basis). In the event the Company at any time or from time to time after the original issue date shall declare or pay any dividend on the preferred stock payable in preferred stock, or effect a subdivision or combination of the outstanding shares of preferred stock (by reclassification or otherwise than by payment of a dividend in preferred stock), then and in any such event, the liquidation value shall be proportionately decreased in the case of a stock dividend or subdivision and proportionately increased in the case of a combination of shares effective, in the case of such dividend, immediately after the close of business on the record date for the determination of holders of preferred stock entitled to receive such dividend or, in the case of a subdivision or combination, at the close of business immediately prior to the date upon which such corporate action becomes effective.

Conversion – Holders of shares of preferred stock have the right to convert their shares, at any time, into shares of common stock. The conversion rate is determined by multiplying the number of preferred stock to be converted by $22.22 and dividing the result by the conversion price then in effect (currently $0.08888 ). At the option of the Company, all (but not less than all) of the shares of preferred stock may be converted into shares of common stock at the then applicable conversion price in any of the following events:  (i) upon the Company having positive cumulative earnings before interest, depreciation, taxes and amortization (“EBITDA”) of a least $750,000 over four consecutive rolling calendar quarters; (ii) upon the closing of a qualifying offering, I.E., receipt by the Company of proceeds from a private placement of its securities of not less than $3,000,000 on terms acceptable to the holders of a majority of the issued and outstanding common stock at such time; or (iii) upon the closing of a public offering. Such conversion will utilize the same conversion rate as described above.

Voting – The holders of the preferred stock shall be entitled to one vote per share with respect to any matter brought before the stockholders and enjoy the same voting rights as common stockholders.

8.  Common Stock

Common stockholders are entitled to one vote per share and dividends when declared by the board of directors, subject to the preferential rights of preferred stockholders.

Shares Reserved for Future Issuance – As of December 31, 2007, the Company has reserved shares of common stock for future issuance for the following purposes:

Conversion of outstanding preferred stock to common stock	9,360,000
Conversion of subordinated convertible debentures to preferred stock and then to common stock	4,956,085

Total	14,316,085

Calculation of Shares Reserved for Future Issuance

Conversion of outstanding preferred stock to common stock:
Number of preferred shares outstanding	37,440
Multiplier (see Note 7)	$22.22
$831,916.80
Conversion price (see Note 7)	$0.08888
Number of common shares	9,360,000

WELLQUEST MEDICAL & WELLNESS CORPORATION
(formerly HQHealthQuest Medical & Wellness Centers, Ltd.)

Notes to Consolidated Financial Statements December 31, 2007 and 2006

Conversion of subordinated convertible debentures to preferred stock and then to common stock
Outstanding subordinated convertible debentures	440,497
Conversion price (see Note 5)	$22.22
Number of preferred shares	19,824
Multiplier (see Note 7)	$22.22
440,497
Conversion price (see Note 7)	$0.08888
Number of common shares	4,956,085

In December 2007, we sold an aggregate of 1,094,000 shares of our common stock to 15 accredited investors for aggregate gross proceeds of $97,234.72.  These shares were issued in reliance on the exemption provided by Regulation D promulgated under the Securities Act of 1933, as amended.

9.  Income Taxes

The Company records income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under this method, deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The Company generated net operating losses for income tax purposes in 2007 and 2006, so there were no current tax provisions for those years. Additionally, the excess of our deferred tax assets over our deferred tax liabilities was offset by a valuation allowance, resulting in no deferred tax benefit for those years.  The valuation allowance increased by $409,000 and $185,000 for the years ended December 31, 2007 and 2006, respectively.

The income tax provision for 2007 and 2006 differs from the amount computed by applying the US federal statutory rate of 34% to income before income taxes due primarily to changes in the valuation allowance. As of December 31, 2007, the Company had net operating loss carryforwards of approximately $2.3 million for federal income tax purposes, which are available to reduce future taxable income and will expire in 2025 through 2026, if not utilized.

The tax effects of significant temporary differences representing deferred tax assets and liabilities at December 31, were as follows:

	2007	2006

Deferred tax assets:
Net operating loss carryforwards	$810,000	$465,000
Other accruals	110,000	48,000
Valuation allowance	(895,000)	(486,000)

Net deferred tax assets	25,000	27,000
Deferred tax liability – depreciation and amortization	(25,000)	(27,000)

Net deferred income taxes	$-	$-

As the Company has generated net operating losses from its inception and there is no assurance that it will be able to utilize its net operating loss carryforwards prior to expiration, management has established a valuation allowance of approximately $895,000 and $486,000 at December 31, 2007 and 2006, respectively, to recognize its deferred tax assets only to the extent of its deferred tax liabilities.  The Company will continue to evaluate the need for such a valuation allowance in the future.

WELLQUEST MEDICAL & WELLNESS CORPORATION
(formerly HQHealthQuest Medical & Wellness Centers, Ltd.)

Notes to Consolidated Financial Statements December 31, 2007 and 2006

10.  Benefit Plans

Employees of the Company are eligible to participate in a 401(k) plan covering all employees after a specified period of service. Employees may elect to make deferral contributions of their salary. The Company will match 50% of the first 6% of employee contributions made to the Plan. In addition, the Company may make discretionary contributions to the plan to be allocated to participants’ accounts pro rata based on compensation. Participants will vest in any Company contributions over a five year period. Total Company contributions to the plan for 2007 and 2006 approximated $6,000 and $5,600, respectively.

11.  Business Segments

SFAS No. 131 Disclosures About Segments of an Enterprise and Related Information (SFAS 131) establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. SFAS 131 requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Reportable operating segments are defined as a component of an enterprise:

•	That engages in business activities from which it may earn revenues and expenses,
•	Whose operating results are regularly reviewed by the enterprise’s chief operating decision maker,
•	For which discrete financial information is available.

Corporate assets detailed below are primarily comprised of property and equipment, corporate cash, accounts receivable and other corporate assets. Summarized financial information concerning the Company’s reportable operating segments is shown in the following table as of December 31, 2007 and 2006:

	For the Year Ended December 31, 2007
	Medical Clinic	Medical Spa	Unallocated Corporate	Consolidated

Net revenue	$1,873,333	$490,554	$-	$2,363,887
Operating expenses	1,615,759	795,469	526,214	2,937,442
Income/(loss) from operations	257,574	(304,915)	(526,214)	(573,555)
Interest income			12,739	12,739
Interest expense			270,254	270,254
Net income (loss)	$257,574	$(304,915)	$(783,729)	$(831,070)

Total assets	$517,430	$315,644	$398,810	$1,231,884

	For the Year Ended December 31, 2006
	Medical Clinic	Medical Spa	Unallocated Corporate	Consolidated

Net revenue	$1,180,921	$394,388	$10,234	$1,585,543
Operating expenses	1,355,838	718,163	254,665	2,328,666
Loss from operations	(174,917)	(323,775)	(244,431)	(743,123)
Interest income	-	-	11,032	11,032
Interest expense	-	-	(151,695)	(151,695)
Net loss	$(174,917)	$(323,775)	$(385,094)	$(883,786)

Total assets	$425,488	$92,316	$310,504	$928,308

WELLQUEST MEDICAL & WELLNESS CORPORATION
(formerly HQHealthQuest Medical & Wellness Centers, Ltd.)

Notes to Consolidated Financial Statements December 31, 2007 and 2006

The financial information for the Medical Clinic presented above represents the revenue and direct operating expenses of NWAPCP after elimination of intercompany expenses charged to NWACPC by WellQuest of Arkansas.  Intercompany expenses that have been eliminated include the following: a management fee paid by NWAPCP to WellQuest of Arkansas ($144,000 and $88,000 for the years ended December 31, 2007 and 2006, respectively), lease expense paid by NWAPCP to WellQuest of Arkansas ($60,000 and $59,000 for the years ended December 31, 2007 and 2006, respectively), and interest expense paid by NWAPCP to WellQuest of Arkansas ($62,000 and $40,000 for the years ended December 31, 2007 and 2006, respectively).

12. Related Party Transactions

The following is a summary of related party transactions not described elsewhere in these notes to the financial statements.

At December 31, 2007 and 2006, the Company incurred expenses of approximately $27,000 and $15,000, respectively, to the law firm of Newton, O’Connor, Turner & Ketchum, of which John O’Connor, WellQuest board member, is a partner.

The Company leases certain equipment under a capital lease from an entity partially owned by a stockholder of the Company as discussed in Note 6.

13. Subsequent Events

Stock Split

On February 14, 2008, the Company affected a stock split of 249 shares of our common stock for every share of common stock held on that date.  All information contained in the Company’s financial statements related to shares and per share data has been adjusted to reflect the split.

Incentive Stock Plan

On April 4, 2008, the shareholders of the Company adopted the WellQuest Medical and Wellness Corporation 2008 Incentive Stock Plan (the 2008 Plan).

The purpose of the 2008 Plan is to further the growth and development of the Company by providing, through ownership of stock of the Company, an incentive to officers and other key personnel who are in a position to contribute materially to the prosperity of the Company including, but not limited to, all salaried personnel of the Company, to increase such persons’ interests in the Company’s welfare, to encourage them to continue their services to the Company, and to attract individuals of outstanding ability to enter the employment of the Company.

The 2008 Plan authorizes the issuance of 5,000,000 shares of the Company’s common stock.  On August 4, 2008, the Company granted Dr. Wade Fox stock options for 500,000 shares of stock at an exercise price of $0.08888 per share.  The options are subject to a vesting schedule as follows:  166,667 options on August 4, 2008; 166,667 options on August 4, 2009; and 166,666 options on August 4, 2010.  The options have a termination date of August 3, 2018.

Common and Preferred Stock

On April 24, 2008, the Company amended its certificate of incorporation with the State of Oklahoma to adjust the par value of common stock to $0.001 per share.  The Company also amended the number of authorized shares of common and preferred stock to 150,000,000 and 2,500,000, respectively.  The par value of preferred stock remains unchanged at $0.01 per share.  The financial statements and other disclosures for all periods presented have been adjusted to reflect these changes.

WELLQUEST MEDICAL & WELLNESS CORPORATION
(formerly HQHealthQuest Medical & Wellness Centers, Ltd.)

Consolidated Balance Sheet

June 30, 2008
(Unaudited)

Assets
Current assets:
Cash	$54,717
Accounts receivable, less allowance of $154,450	276,924
Other current assets	62,230

Total current assets	393,871

Property and equipment, net	446,512

Total assets	$840,383

Liabilities and Stockholders' Deficit
Current liabilities:
Line of credit	$209,043
Accounts payable	260,283
Accrued liabilities	211,167
Due to physicians and related parties	684,056
Current maturities of long-term debt	92,171
Current obligations under capital leases	22,023
Current maturities of subordinated debentures payable to stockholders, net of unamortized discount of $63,705	476,797

Total current liabilities	1,955,540

Long-term debt, less current maturities	470,942
Long-term obligations under capital leases, less current portion	131,086

Total liabilities	2,557,568

Stockholders' deficit:
Preferred stock - $.01 par value; authorized 2,500,000 shares 75,000 designated as Series A convertible preferred stock ; 37,440 shares issued and outstanding	374
Common stock - $.001 par value; authorized 150,000,000 shares; 23,605,250 shares issued and outstanding	23,605
Additional paid-in capital	1,239,674
Warrants outstanding	177,000
Accumulated deficit	(3,157,838)
(1,717,185)

Total liabilities and stockholders' deficit	$840,383

The accompanying notes are an integral part of these consolidated financial statements.

WELLQUEST MEDICAL & WELLNESS CORPORATION
(formerly HQHealthQuest Medical & Wellness Centers, Ltd.)

Consolidated Statements of Operations

For the periods ended June 30, 2008 and 2007
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Net revenue	$779,660	$577,606	$1,631,206	$1,056,624

Operating expenses:
Salaries, wages and benefits	358,100	258,447	653,044	521,408
Rents and facility expenses	79,334	63,427	154,186	131,008
Clinic direct expenses, excluding salaries, wages and benefits	301,185	183,435	540,325	331,646
Spa direct expenses, excluding salaries, wages and benefits	77,615	42,514	135,465	92,791
General corporate expenses	383,499	41,308	436,127	93,449
Depreciation and amortization	27,242	24,903	54,297	45,504

Total operating expenses	1,226,975	614,034	1,973,444	1,215,806

Operating loss	(447,315)	(36,428)	(342,238)	(159,182)

Interest income (expense):
Interest income	530	3,234	3,232	6,540
Interest expense	(67,174)	(88,002)	(139,453)	(144,726)

Net interest expense	(66,644)	(84,768)	(136,221)	(138,186)

Net loss applicable to common stock	(513,959)	(121,196)	$(478,459)	$(297,368)

Loss per common share:
Basic and Diluted	$(0.02)	$(0.01)	$(0.02)	$(0.02)

Weighted average number of common shares and dilutive common share equivalents outstanding:
Basic and diluted	23,239,394	18,875,000	23,239,394	18,875,000

The accompanying notes are an integral part of these consolidated financial statements.

WELLQUEST MEDICAL & WELLNESS CORPORATION
(formerly HQHealthQuest Medical & Wellness Centers, Ltd.)

Consolidated Statements of Cash Flows

For the six months ended June 30, 2008 and 2007
(Unaudited)

	2008	2007

Cash Flows from Operating Activities
Net loss	$(478,459)	$(297,368)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	54,297	45,504
Amortization of debt discount	48,294	24,000
Change in assets and liabilities:
Accounts receivable	52,194	(27,785)
Other current assets	3,499	(21,884)
Accounts payable and accrued liabilities	671	34,201
Due to physicians and related parties	308,722	50,617

Net cash used in operating activities	(10,782)	(192,715)

Cash Flows from Investing Activities
Purchases of property and equipment	(5,484)	(2,368)

Cash Flows from Financing Activities
Repayment of long-term borrowings and obligations under capital leases	(67,007)	(26,679)
Repayment of subordinated debentures payable to stockholders	(25,000)	-
Proceeds from issuance of subordinated notes to stockholders	-	140,907
Net borrowings on line of credit	15,279	35,076
Proceeds from issuance of preferred stock	-	25,000
Proceeds from issuance of common stock	56,000	-

Net cash provided by (used in) financing activities	(20,728)	174,304

Net decrease in cash	(36,994)	(20,779)
Cash, beginning of period	91,711	21,287

Cash, end of period	$54,717	$508

Non-cash Investing and Financing Activities
Restricted certificate of deposit applied to long-term borrowings	$250,000	-
Property acquired under capital lease	-	$173,176
	$250,000	$173,176

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$139,412	$163,982

The accompanying notes are an integral part of these consolidated financial statements.

WELLQUEST MEDICAL & WELLNESS CORPORATION
(formerly HQHealthQuest Medical & Wellness Centers, Ltd.)

Notes to Consolidated Financial Statements June 30, 2008
(Unaudited)

1.  Organization and Business Description and Management’s Plans

HQHealthQuest Medical & Wellness Centers, LTD (“HQHealthQuest”) was incorporated in the state of Oklahoma in November 2004.  Its wholly-owned subsidiary, WellQuest of Arkansas, Inc. (“WellQuest of Arkansas”), was incorporated in the state of Arkansas in May 2005.  We changed our name to WellQuest Medical & Wellness Corporation (“WellQuest”) on April 24, 2008.

WellQuest delivers an integrated model of primary medical care, preventive/wellness services and medical esthetics in upscale facilities located in high-traffic retail corridors.  The delivery site is titled “WellQuest Medical Clinic and Spa”, a trademarked business name.  The WellQuest concept combines a customer-service oriented medical treatment facility for interventional care with programmed preventive services and products that lead clients in the quest for wellness.  The facility also houses an advanced medical spa for skincare services and products. WellQuest currently operates one facility in Bentonville, Arkansas.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of WellQuest, it’s wholly owned subsidiary, WellQuest of Arkansas, and Northwest Arkansas Primary Care Physicians, P.A. (collectively, the “Company”).  In December 2003, the Financial Accounting Standards Board (FASB) issued FASB Interpretation 46R (FIN 46R), Consolidation of Variable Interest Entities.  FIN 46R clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, which addressed the consolidation by business enterprises of variable interest entities (VIEs).  FIN 46R provides guidance in determining when VIEs should be consolidated in the financial statements of the primary beneficiary.

WellQuest of Arkansas entered into a Management and Medical Services Agreement with Northwest Arkansas Primary Care Physicians, P.A pursuant to which Northwest Arkansas Primary Care Physicians was granted exclusive rights to operate medical practices in the current center and all future sites that WellQuest of Arkansas might open in Northwest Arkansas.  As a result, Northwest Arkansas Primary Care Physicians is responsible for hiring all physicians and nurse practitioners who operate in the medical clinic. The proceeds from the practice are assigned to WellQuest of Arkansas.  From those proceeds, WellQuest of Arkansas pays the compensation of the employees of Northwest Arkansas Primary Care Physicians and all expenses associated from the conduct of the practice.  WellQuest of Arkansas receives a monthly management fee of 7.5% of the practice’s net revenues, and after all practice loans and interest are repaid in full, receives a performance bonus as a share of any practice operating profits after physician compensation and all practice operating expenses are paid.  As a result of WellQuest’s evaluation of the effect that the adoption of FIN 46R would have on WellQuest's results of operations and financial condition, WellQuest determined that Northwest Arkansas Primary Care Physicians, P.A. qualifies for consolidation based on the criteria set forth in FIN 46R, as WellQuest is a primary beneficiary of the net operations of the clinic after physician compensation.  As a result, the operations of the clinic, primarily clinic revenues and expenses, were consolidated into WellQuest for financial statement reporting purposes in accordance with the provisions of FIN 46R.  All significant intercompany accounts and transactions have been eliminated.

Management’s Plans

The financial statements of the Company have been prepared on the basis of accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At June 30, 2008, the Company had a working capital deficit of approximately $1,600,000 and had incurred net losses of approximately $478,000 for the six months ended June 30, 2008.  The Company also has an accumulated deficit of approximately $3,200,000 .  The Company has, in large part, been supported by the proceeds from the SBA guaranteed debt and certain major stockholders.  There is no commitment for such stockholders to continue providing financial support to the Company.

These factors, among others, raise substantial doubt concerning the ability of the Company to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.  The ability of the Company to continue as a going concern is dependent upon the ongoing support of its stockholders, investors, customers and creditors, and its ability to successfully establish and operate additional clinics and spas throughout selected geographical markets.  As discussed in the following paragraph, the Company will require additional financial resources in order to fund obligations as they become due.

WELLQUEST MEDICAL & WELLNESS CORPORATION
(formerly HQHealthQuest Medical & Wellness Centers, Ltd.)

Notes to Consolidated Financial Statements June 30, 2008
(Unaudited)

WellQuest is seeking to identify potential equity participants in the public equity market in an attempt to generate sufficient additional investment capital to meet working capital needs for expansion and development.  Management and major stockholders are currently marketing the Company based on management's plans which include: expanding the model, which will enable WellQuest to spread its management costs over several centers; fund expansion to a major metropolitan area in the United States; and complete development of the business model.  This funding will further allow WellQuest to reduce debt service requirements.

Completion of management's plans will require the Company to obtain additional debt or equity financing beyond those resources currently available to the Company.  There is no assurance the Company will be successful in securing resources to fund current obligations as they become due in the remainder of 2008 or 2009 or to support the Company until such time, if ever, that the Company is able to consistently generate income from operations.

2. Basis of Presentation

The accompanying unaudited interim consolidated financial statements of the Company have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information in footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to these rules and regulations.  The accompanying unaudited interim consolidated financial statements reflect all adjustments which the Company considers necessary for a fair presentation of the results of operations for the interim periods covered and for the financial condition of the Company at the date of the interim balance sheet. All such adjustments (except as otherwise disclosed herein) are of a normal recurring nature.

The results of operations for the six months ended June 30, 2008 are not necessarily indicative of the results to be expected for the full year. It is suggested that the December 31, 2007 financial information be read in conjunction with the financial statements and notes thereto.

3. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Securities and Exchange Commission (SEC) Staff Accounting Bulletin No. 104, Revenue Recognition in Financial Statements (SAB 104). Under SAB 104, revenue is recognized when the title and risk of loss have passed to the customer, there is persuasive evidence of an arrangement, delivery has occurred or services have been rendered, the sales price is determinable and collectibility is reasonably assured.

Net revenue of the Company is comprised of net clinic revenue and revenue derived from the sales of spa services and related products. Net clinic revenue is recorded at established rates reduced by provisions for doubtful accounts and contractual adjustments. Contractual adjustments arise as a result of the terms of certain reimbursement and managed care contracts. Such adjustments represent the difference between charges at established rates and estimated recoverable amounts and are recognized in the period the services are rendered. Any differences between estimated contractual adjustments and actual final settlements under reimbursement contracts are recognized as contractual adjustments in the year final settlements are determined.

WELLQUEST MEDICAL & WELLNESS CORPORATION
(formerly HQHealthQuest Medical & Wellness Centers, Ltd.)

Notes to Consolidated Financial Statements June 30, 2008
(Unaudited)

Spa revenues are recognized at the time of sale, as this is when the services have been provided or, in the case of product revenues, delivery has occurred, and the spa receives the customer’s payment. Revenues from pre-paid purchases are also recorded when the customer takes possession of the merchandise or receives the service. Pre-paid purchases are defined as either gift cards or series sales.  Series sales are the purchase of a series of services to be received over a period of time.  Pre-paid purchases are recorded as a liability (deferred revenue) until they are redeemed. Gift cards expire two years from the date of the customer’s purchase.  Series sales do not carry an expiration date.

Earnings Per Share

The Company calculates and discloses earnings per share (EPS) in accordance with SFAS No. 128, Earnings Per Share (SFAS 128). SFAS 128 requires dual presentation of Basic and Diluted EPS on the face of the statements of operations and requires a reconciliation of the numerator and denominator of the Basic EPS computation to the numerator and denominator of the Diluted EPS computation. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company.

In computing Diluted EPS, only potential common shares that are dilutive — those that reduce earnings per share or increase loss per share — are included. Exercise of options and warrants or conversion of convertible securities is not assumed if the result would be antidilutive, such as when a loss from continuing operations is reported. The “control number” for determining whether including potential common shares in the Diluted EPS computation would be antidilutive is income from continuing operations. As a result, if there is a loss from continuing operations, Diluted EPS would be computed in the same manner as Basic EPS, even if an entity has net income after adjusting for discontinued operations, an extraordinary item or the cumulative effect of an accounting change.  The Company incurred losses from continuing operations for the three and six month periods ended June 30, 2008 and 2007. Therefore, basic EPS and diluted EPS are computed in the same manner for those periods. The number of antidilutive warrants outstanding was 2,202,750 and 1,603,500 at June 30, 2008 and 2007, respectively.

Share-Based Payment

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No 123R, Share-Based Payment (SFAS 123R).  SFAS 123R is a revision of SFAS 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance.  Under paragraph 7 of SFAS 123R, if the fair value of goods or services received in a share-based payment transaction with nonemployees is more reliably measurable than the fair value of the equity instruments issued, the fair value of the goods or services received shall be used to measure the transaction.  In contrast, if the fair value of the equity instruments issued in a share-based payment transaction with nonemployees is more reliably measurable than the fair value of the consideration received, the transaction shall be measured based on the fair value of the equity instruments issued.  The Company utilized the fair value of the equity instruments issued to nonemployees to value the shares issued.

4.  Business Segments

SFAS No. 131 Disclosures About Segments of an Enterprise and Related Information (SFAS 131) establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. SFAS 131 requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Reportable operating segments are defined as a component of an enterprise:

•	That engages in business activities from which it may earn revenues and expenses,
•	Whose operating results are regularly reviewed by the enterprise’s chief operating decision maker,
•	For which discrete financial information is available.

WELLQUEST MEDICAL & WELLNESS CORPORATION
(formerly HQHealthQuest Medical & Wellness Centers, Ltd.)

Notes to Consolidated Financial Statements June 30, 2008
(Unaudited)

Corporate assets detailed below are primarily comprised of property and equipment, corporate cash, accounts receivable and other corporate assets. Summarized financial information concerning the Company’s reportable operating segments is shown in the following tables as of June 30, 2008 and 2007:

	For the Six Months Ended June 30, 2008
	Medical Clinic	Medical Spa	Unallocated Corporate	Consolidated

Net revenue	$1,279,766	$351,440	$-	$1,631,206
Operating expenses	1,019,491	481,971	471,982	1,973,444
Income (loss) from operations	260,275	(130,531)	(471,982)	(342,238)
Interest income	-	-	3,232	3,232
Interest expense	-	-	139,453	139,453
Net income (loss)	260,275	(130,531)	(608,203)	(478,459)

Total assets	$452,446	$272,980	$114,957	$840,383

	For the Six Months Ended June 30, 2007
	Medical Clinic	Medical Spa	Unallocated Corporate	Consolidated

Net revenue	$789,225	$267,399	$-	$1,056,624
Operating expenses	720,571	374,207	121,028	1,215,806
Income (loss) from operations	68,654	(106,808)	(121,028)	(159,182)
Interest income	-	-	6,540	6,540
Interest expense	-	-	144,726	144,726
Net income (loss)	68,654	(106,808)	(259,214)	(297,368)

Total assets	$438,710	$353,410	$295,118	$1,087,238

The financial information for the Medical Clinic presented above represents the revenue and direct operating expenses of NWAPCP after elimination of intercompany expenses charged to NWACPC by WellQuest of Arkansas.  Intercompany expenses that have been eliminated include the following: a management fee paid by NWAPCP to WellQuest of Arkansas ($95,744 and $61,354 for the six month period ended June 30, 2008 and 2007, respectively), lease expense paid by NWAPCP to WellQuest of Arkansas ($27,111 and $29,881 for the six month period ended June 30, 2008 and 2007, respectively), and interest expense paid by NWAPCP to WellQuest of Arkansas ($23,551 and $30,732 for the six month period ended June 30, 2008 and 2007, respectively).

	For the Three Months Ended June 30, 2008
	Medical Clinic	Medical Spa	Unallocated Corporate	Consolidated

Net revenue	$586,219	$193,441	$-	$779,660
Operating expenses	561,877	262,236	402,862	1,226,975
Income (loss) from operations	24,342	(68,795)	(402,862)	(447,315)
Interest income	-	-	530	530
Interest expense	-	-	67,174	67,174
Net income (loss)	24,342	(68,795)	(469,506)	(513,159)

Total assets	$452,446	$272,980	$114,957	$840,383

WELLQUEST MEDICAL & WELLNESS CORPORATION
(formerly HQHealthQuest Medical & Wellness Centers, Ltd.)

Notes to Consolidated Financial Statements June 30, 2008
(Unaudited)

	For the Three Months Ended June 30, 2007
	Medical Clinic	Medical Spa	Unallocated Corporate	Consolidated

Net revenue	$429,410	$148,196	$-	$577,606
Operating expenses	379,718	173,751	60,565	614,034
Income (loss) from operations	49,692	(25,555)	(60,565)	(36,428)
Interest income	-	-	3,234	3,234
Interest expense	-	-	88,002	88,002
Net income (loss)	49,692	(25,555)	(145,333)	(121,196)

Total assets	$438,710	$353,410	$295,118	$1,087,238

The financial information for the Medical Clinic presented above represents the revenue and direct operating expenses of NWAPCP after elimination of intercompany expenses charged to NWACPC by WellQuest of Arkansas.  Intercompany expenses that have been eliminated include the following: a management fee paid by NWAPCP to WellQuest of Arkansas ($42,732 and $32,206 for the three month period ended June 30, 2008 and 2007, respectively), lease expense paid by NWAPCP to WellQuest of Arkansas ($12,632 and $14,940 for the three month period ended June 30 31, 2008 and 2007, respectively), and interest expense paid by NWAPCP to WellQuest of Arkansas ($14,760 and $15,135 for the three month period ended June 30, 2008 and 2007, respectively).

5.  Common and Preferred Stock

Between January 2008 and February 2008, the Company sold an aggregate of 630,000 shares of our common stock to four investors for aggregate gross proceeds of $56,000.  These shares were issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

On April 24, 2008, the Company amended its certificate of incorporation with the State of Oklahoma to adjust the par value of common stock to $0.001 per share.  The Company also amended the number of authorized shares of common and preferred stock to 150,000,000 and 2,500,000, respectively.  The par value of preferred stock remains unchanged at $0.01 per share.  The financial statements and other disclosures for all periods presented have been retroactively restated to reflect these changes.

6.  Income Taxes

The Company had no current income tax provision for the quarter ended June 30, 2008 due to approximately $3.0 million in net loss carryforwards incurred since inception.  The effective income tax rate for the quarter ended June 30, 2008 differs from the U.S. federal statutory rate of 34% due to the change in the valuation allowance.

Based upon a review of its income tax filing positions, the Company believes that its positions would be sustained upon an audit and does not anticipate any adjustments that would result in a material change to its financial position. Therefore, no reserves for uncertain income tax positions have been recorded. The Company recognizes interest related to income taxes as interest expense and penalties as operating expenses

7.  Incentive Stock Plan

On April 4, 2008, the shareholders of the Company adopted the WellQuest Medical and Wellness Corporation 2008 Incentive Stock Plan (the 2008 Plan).

The purpose of the 2008 Plan is to further the growth and development of the Company by providing, through ownership of stock of the Company, an incentive to officers and other key personnel who are in a position to contribute materially to the prosperity of the Company including, but not limited to, all salaried personnel of the Company, to increase such persons’ interests in the Company’s welfare, to encourage them to continue their services to the Company, and to attract individuals of outstanding ability to enter the employment of the Company.

WELLQUEST MEDICAL & WELLNESS CORPORATION
(formerly HQHealthQuest Medical & Wellness Centers, Ltd.)

Notes to Consolidated Financial Statements June 30, 2008
(Unaudited)

The 2008 Plan authorizes the issuance of 5,000,000 shares of the Company’s common stock.  On August 4, 2008, the Company granted Dr. Wade Fox stock options for 500,000 shares of stock at an exercise price of $0.08888 per share.  The options are subject to a vesting schedule as follows:  166,667 options on August 4, 2008; 166,667 options on August 4, 2009; and 166,666 options on August 4, 2010.  The options have a termination date of August 3, 2018.

8.  Commitments and Contingencies

The Company has committed to purchase an agreed upon amount of nutritional supplements for its private label product line.  The Company will purchase these supplements as needed during the commitment period expiring February 2010.  As of June 30, 2008, the Company has committed to purchase approximately $45,000 in nutritional supplements under this agreement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee	$14.01
Accounting fees and expenses	50,000.00	*
Legal fees and expenses	50,000.00	*
Miscellaneous	5,000.00
TOTAL	$105,014.01	*

* Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Certificate of Incorporation, as amended, provide to the fullest extent permitted by Oklahoma law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Certificate of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

We issued an aggregate principal amount of $125,005 of debentures with detachable warrants to certain stockholders between September 2006 and December 2006. These debentures bear interest at the fixed rate of 10% per annum, and shall be paid in arrears on a quarterly basis. These debentures mature on September 30, 2008, at which time the unpaid principal balance will be due and payable.  In connection with the issuance of the debentures, we issued warrants to purchase 625,000 shares of our common stock.  Total proceeds from issuance of this stock were $25.

We issued an aggregate principal amount of $440,497 of convertible debentures with detachable warrants to certain stockholders between December 2006 and April 2007. These debentures bear interest at the fixed rate of 10% per annum, and shall be paid in arrears on a quarterly basis, commencing April 1, 2007. These debentures mature on January 1, 2009, at which time the unpaid principal balance will be due and payable.  In connection with the issuance of the convertible debentures, we issued warrants to purchase 2,202,750 shares of our common stock at a price of $0.01 per share.    The warrants expire on January 1, 2009.

On October 12, 2007, we issued 1,750,000 shares of our common stock to Concordia Financial Group, Inc. in consideration for financial and consulting services rendered.  These shares were issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

On October 22, 2007, we issued 750,000 shares of our common stock to Sichenzia Ross Friedman Ference LLP in consideration for legal services rendered.  These shares were issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

On November 15, 2007, we issued 506,250 shares of our common stock to Curtis Rice, a member of the Board of Directors, in consideration for financial services rendered.  These shares were issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

In December 2007, we sold an aggregate of 1,094,000 shares of our common stock to 15 accredited investors for aggregate gross proceeds of $97,234.72.  These shares were issued in reliance on the exemption provided by Regulation D promulgated under the Securities Act of 1933, as amended.

Between January 2008 and February 2008, we sold an aggregate of 348,750 shares of our common stock to three accredited investors for aggregate gross proceeds of $30,996.90.  These shares were issued in reliance on the exemption provided by Regulation D promulgated under the Securities Act of 1933, as amended.

On February 13, 2008, we sold 281,250 shares of our common stock to Robert Zasa, one member of our Board of Directors, for a total of $25,000.  These shares were issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

In July 2008, we sold 111,111 shares of our common stock to one accredited investor for a total of $10,000. These shares were issued in reliance on the exemption provided by Regulation D promulgated under the Securities Act of 1933, as amended.

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of WellQuest Medical & Wellness Corporation or executive officers of WellQuest Medical & Wellness Corporation, and transfer was restricted by WellQuest Medical & Wellness Corporation in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.  Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 16. EXHIBITS.

The following exhibits are included as part of this Form S-1. References to “the Company” in this Exhibit List mean WellQuest Medical & Wellness Corporation, an Oklahoma corporation.
Exhibit No.	Description

3.1
Certificate of Incorporation, filed as an exhibit to the Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “Commission”) on February 14, 2008 and incorporated herein by reference.

3.2	Bylaws, filed as an exhibit to the Registration Statement on Form S-1, filed with the Commission on February 14, 2008 and incorporated herein by reference.

3.3
Certificate of Designation for the Series A Preferred Stock, filed as an exhibit to the Registration Statement on Form S-1, filed with the Commission on February 14, 2008 and incorporated herein by reference.

3.4	Certificate of Amendment to the Certificate of Incorporation.

3.5	Certificate of Amendment to the Certificate of Designation for the Series A Preferred Stock.

4.1	Form of Subordinated Debenture, filed as an exhibit to the Registration Statement on Form S-1, filed with the Commission on February 14, 2008 and incorporated herein by reference.

5.1	Opinion of Sichenzia Ross Friedman Ference LLP, filed as an exhibit to the amended Registration Statement on Form S-1/A, filed with the Commission on July 8, 2008 and incorporated herein by reference.

10.1
Management Medical Services Agreement, dated as of September 1, 2005, by and between WellQuest Medical & Wellness Centers of Northwest Arkansas, Inc. d/b/a WellQuest and Northwest Arkansas Primary Care Physicians, P.A., filed as an exhibit to the amended Registration Statement on Form S-1/A, filed with the Commission on July 8, 2008 and incorporated herein by reference.

10.2
Medical Doctor Agreement, dated as of September 1, 2005, by and between WellQuest Medical & Wellness Centers of Northwest Arkansas, Inc. d/b/a WellQuest and C. Wade Fox, M.D., filed as an exhibit to the Registration Statement on Form S-1, filed with the Commission on February 14, 2008 and incorporated herein by reference.

10.3
Employment Agreement, dated as of January 1, 2005, by and between HQHealthQuest Medical & Wellness Centers, Ltd. and Stephen H. M. Swift, filed as an exhibit to the Registration Statement on Form S-1, filed with the Commission on February 14, 2008 and incorporated herein by reference.

10.4
Amendment to Employment Agreement, dated as of June 30, 2007, by and between HQHealthQuest Medical & Wellness Centers, Ltd. and Stephen H. M. Swift, filed as an exhibit to the Registration Statement on Form S-1, filed with the Commission on February 14, 2008 and incorporated herein by reference.

10.5	Form of Subscription Agreement, filed as an exhibit to the Registration Statement on Form S-1, filed with the Commission on February 14, 2008 and incorporated herein by reference.

10.6
Lease Agreement, dated as of October 6, 2004, by and between HQHealthQuest Medical & Wellness Centers, Ltd. and 48th Street, LLC, filed as an exhibit to the amended Registration Statement on Form S-1/A, filed with the Commission on July 8, 2008 and incorporated herein by reference.

10.7
Amendment to Lease Agreement, dated as of December 2, 2005, by and between HQHealthQuest Medical & Wellness Centers, Ltd. and 48th Street, LLC, filed as an exhibit to the amended Registration Statement on Form S-1/A, filed with the Commission on July 8, 2008 and incorporated herein by reference.

10.8
Lease Rider, dated as of December 7, 2007, by and between WellQuest of Arkansas, Inc. and Next Chapter Resources, LLC, filed as an exhibit to the amended Registration Statement on Form S-1/A, filed with the Commission on July 8, 2008 and incorporated herein by reference.

10.9
Business Loan Agreement, dated August 3, 2005, between ONB Bank and Trust Company and HQHealthQuest Medical & Wellness Centers, Ltd., filed as an exhibit to the amended Registration Statement on Form S-1/A, filed with the Commission on July 8, 2008 and incorporated herein by reference.

10.10
Waiver, dated January 25, 2008, from ONB Bank and Trust Company, in favor of WellQuest Medical & Wellness Centers, filed as an exhibit to the amended Registration Statement on Form S-1/A, filed with the Commission on July 8, 2008 and incorporated herein by reference.

10.11
Form of Subordinated Convertible Debenture with Warrants, filed as an exhibit to the amended Registration Statement on Form S-1/A, filed with the Commission on July 8, 2008 and incorporated herein by reference.

10.12
Waiver, dated September 2, 2008, from ONB Bank and Trust Company, in favor of WellQuest Medical & Wellness Centers , filed as an exhibit to the amended Registration Statement on Form S-1/A, filed with the Commission on September 9, 2008 and incorporated herein by reference.

23.1	Consent of Tullius Taylor Sartain & Sartain LLP.

23.2	Opinion of Sichenzia Ross Friedman Ference LLP (contained in Exhibit 5.1).

24.1	Power of Attorney, filed as an exhibit to the Registration Statement on Form S-1, filed with the Commission on February 14, 2008 and incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1)           File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)           Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)           Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii)           Include any additional or changed material information on the plan of distribution.

(2)           For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)           File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)           For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Bentonville, State of Arkansas, on October 14 , 2008.

WELLQUEST MEDICAL & WELLNESS CORPORATION

Date: October 14 , 2008	By: /s/ STEVE SWIFT
Steve Swift
President (Principal Executive Officer) and Director

Date: October 14 , 2008	By: /s/ GREG PRIMM
Greg Primm
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

*	Chairman, President (Principal Executive Officer) and Director	October 14 , 2008
Steve Swift

/s/ GREG PRIMM	Chief Financial Officer (Principal Financial Officer	October 14, 2008
Greg Primm	and Principal Accounting Officer)

*	Director	October 14 , 2008
Lawrence D. Field

*	Director	October 14, 2008
John O’Connor

*	Director	October 14 , 2008
Robert J. Zasa

*	Vice President and Director	October 14 , 2008
Curtis L. Rice

* By: /s/ STEVE SWIFT
Steve Swift
Attorney-in-fact